UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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The Pep Boys-Manny, Moe & Jack
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THE PEP BOYS - MANNY, MOE & JACK

3111 West Allegheny Avenue

Philadelphia, Pennsylvania 19132

LETTER TO OUR SHAREHOLDERS

2009 was a rewarding year for The Pep Boys — Manny, Moe & Jack, thanks to our associates and their passionate commitment to our customers.  We started the year by making a “Back in Black” commitment to return to profitability, and we met that commitment by making more money in 2009 than we had in the previous twelve years combined.  We have also started to grow again, adding 25 new locations in 2009.

VISION AND STRATEGIES

Our vision is to be The Automotive Solutions Provider of Choice for the Value Oriented Customer, and we have four strategies to achieve this vision:

Earn the TRUST of our Customers every day.  We do this by delivering a customer experience that is based on Speed, Expertise, Respect and Value.

The customer experience starts with our associates.  We have focused on hiring, training and development, and converting compensation to performance-based plans.  Our associate retention continues to improve, as does our associates’ level of pride in their workplace and their company.  We will continue to focus on building the expertise of our advisors, mechanics and technicians, and providing appropriate incentives to put Customers First.

Customers First is our commitment, and we have made great strides with better looking and easier to shop stores, more consistent execution and an improved customer experience. As a result, our customer service scores continue to improve.  Our rallying cry for 2010 is to “Get to Great” through even more consistent execution.  It starts with our associates, but process is also important.  That is why we continue to simplify and streamline our operations, so that our associates are in a better position to put Customers First.

The changes we have made in our marketing messaging and media are also resonating with our customers, and we are spending less but touching more customers.  Our Rewards program is a one of kind in the industry, in that it benefits customers whether they choose to do it themselves or have us do it for them.  We now have over five million members, which is helping to drive customer count increases and repeat business through discounted towing, free services and rewards points for purchases.

The sum of these initiatives and those below positions us to produce sustainable sales increases going forward.

Lead with our Service business and grow through our Service & Tire Centers.  We do this by being a full service - tire, maintenance and repair - shop that DOES EVERYTHING.  FOR LESS.

We have full service capability in our bays.  We have ASE certified technicians in every store.  We invest significantly in training and equipment.  Our most recent service additions this year were advanced diagnostic equipment to service today’s more complex vehicles, training and equipment to service hybrid vehicles and 29 minute oil changes to serve time-starved customers.

When customers rely on us every day to keep their cars and trucks running properly, we do it for less because our size and business model allow us to buy quality parts at lower prices and pass those savings onto our customers.

We opened 25 new stores in 2009 — 24 Service & Tire Centers and one smaller prototype Supercenter.  Our plans call for 40 more new locations in 2010, followed by 80 in 2011.  This growth plan allows us to leverage our Supercenters - inventory, delivery operations and marketing - while improving our market density. The typical

Service & Tire Center is full service with approximately six service bays and $1 million in expected sales.  Our Supercenters were built to be destination stores.  Our Service & Tire Centers offer customer convenience, allowing us to be close to our customers’ home or work.  They are also lower in cost and more efficient.

Establish a differentiated Retail experience by leveraging our Automotive Superstore.  Because of the size of our stores we are able to provide the highest level of replacement parts coverage and the broadest range of maintenance, performance and appearance products and accessories.  Our combination of service and retail makes us a leading installer of automotive aftermarket products also.  Category management is the process we use to make sure that we have the right offering for our customers in each store.

We are focused on core automotive and we have three enhanced automotive offerings in different stages of rollout.  Superhubs are stores with enhanced parts coverage to maximize parts availability in the market.  Speed Shops serve automotive enthusiasts - whether muscle car, import performance or sport truck - with niche products and expert associates. And sales and installation technicians install automotive after-market products like electronics and accessories.

Leverage our Automotive Superstore to provide the most complete offering for our Commercial customers.  We support other installers also, not just with parts and fluids but also with tires, equipment, accessories and services.  Like our Service & Tire Centers, this leverages our inventory and delivery operations.

OPERATIONAL TURNAROUND

We have started year three of our plan to turnaround The Pep Boys, which has enjoyed such a rich history since its founding in 1921.  2008 was our “year of disruptive change”, as we made the foundational changes we knew we needed to make despite their disruption to our operations.  2009 was our “year of positive change”, as our organization and business underwent a second year of dramatic change, but with a positive impact on our associates, our customers and our results.  And now we enter 2010, our “year of optimization and execution”, which is characterized by putting together most of the remaining pieces to our business model and improving the consistency of our execution.

We still have more opportunities to improve our profitability.  Over time, we are targeting a mid and then highsingle digit operating margin by continuing to improve our operational disciplines and through growth in our Service & Tire Centers.  In addition to returning to profitability, our balance sheet is also healthy, as we have reduced inventory levels while improving parts coverage.  We also continue to sell and leaseback operating stores when advantageous and to sell the remaining surplus properties in our portfolio.  As of year-end, we had no borrowings against our line of credit and $39 million of cash on hand.

In summary, we love what we do, we are very positive about our future, and we are driven to achieve our vision to become The Automotive Solutions Provider of Choice for the Value Oriented Customer.

Michael R. Odell

Chief Executive Officer

April 30, 2010

2

THE PEP BOYS - MANNY, MOE & JACK

3111 West Allegheny Avenue

Philadelphia, Pennsylvania 19132

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To our Shareholders:

It is our pleasure to invite you to Pep Boys 2010 Annual Meeting of Shareholders.  This year’s meeting will be held on Thursday, June 17, 2010, at the Hilton Philadelphia City Avenue, 4200 City Avenue, Philadelphia, Pennsylvania.  The meeting will begin promptly at 9:00 a.m.

At the meeting, shareholders will act on the following matters:

(Item 1)                    The election of the full Board of Directors for a one-year term.

(Item 2)                    The ratification of the appointment of our independent registered public accounting firm.

(Item 3)                     The approval of the amendment and restatement of our 2009 Stock Incentive Plan to allow grants of performance-based awards to be deductible under Section 162(m) of the Internal Revenue Code.

(Item 4)                    A shareholder proposal regarding the vote required to amend our bylaws, if presented by its proponent.

The shareholders will also consider any other business that may properly come before the meeting.  The attached proxy statement provides further information about the matters to be acted on at the meeting.  All shareholders of record at the close of business on Friday, April 9, 2010 are entitled to vote at the meeting and any postponements or adjournments.  Your vote is important to us.  Please vote as soon as possible in one of the following ways:

•           By Internet by visiting the website shown on your Notice of Internet Availability of Proxy Materials or proxy card.

•           By telephone by calling the toll-free telephone number shown on your Notice of Internet Availability of Proxy Materials or proxy card.

•           By mail, if you requested printed proxy materials, by returning the proxy card in the postage-paid envelope provided.

•           By following the instructions on your proxy materials if your shares are held in the name of your bank, broker or other holder of record.

Whether or not you plan to attend the meeting, please make sure that your shares are represented by voting in advance of the meeting using one of these methods.

Brian D. Zuckerman

Secretary

April 30, 2010

THE PEP BOYS - MANNY, MOE & JACK

3111 West Allegheny Avenue

Philadelphia, Pennsylvania 19132

PROXY STATEMENT

GENERAL INFORMATION

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors for use at this year’s Annual Meeting.  The meeting will be held on Thursday, June 17, 2010, at the Hilton Philadelphia City Avenue, 4200 City Avenue, Philadelphia, Pennsylvania and will begin promptly at 9:00 a.m.

The Company’s Proxy Statement and 2009 Annual Report are available at www.proxyvote.com.

We are pleased to be using a procedure approved by the Securities and Exchange Commission (SEC) that allows companies to furnish their proxy materials to shareholders over the Internet instead of mailing full sets of the printed materials.  We believe that this procedure will reduce costs, provide greater flexibility to our shareholders and reduce the environmental impact of our Annual Meeting.  On or about April 30, 2010, we started mailing to our shareholders a Notice of Internet Availability of Proxy Materials.   The Notice of Internet Availability contains instructions on how to access and read our Proxy Statement and our 2009 Annual Report on the Internet and to vote online.   If you received a Notice of Internet Availability by mail, you will not receive paper copies of the Proxy Materials in the mail unless you request them.  Instead, the Notice of Internet Availability instructs you on how to access and read the Proxy Statement and Annual Report and how you may submit your proxy over the Internet.  If you would like to receive a printed copy of the materials, please follow the instructions on the Notice of Internet Availability for requesting the materials, and we will promptly mail the materials to you.

We are mailing to shareholders, or making available to shareholders via the Internet, this Proxy Statement, form of proxy card, and our 2009 Annual Report on or about April 30, 2010.

What is the purpose of the meeting?

At the meeting, shareholders will vote on:

•            The election of directors.

•            The ratification of the appointment of our independent registered public accounting firm.

•            The approval of the amendment and restatement of our 2009 Stock Incentive Plan to allow grants of performance-based awards to be deductible under Section 162(m) of the Internal Revenue Code.

•            A shareholder proposal regarding the vote required to amend our bylaws, if presented by its proponent.

In addition, we will report on our business operations and will answer questions posed by shareholders.

Who may vote at the meeting?

Common stock is the only class of stock that Pep Boys has outstanding and is referred to in this Proxy Statement as “Pep Boys Stock.”  You may vote those shares of Pep Boys Stock that you owned as of the close of business on the record date, April 9, 2010.  As of the record date, 52,451,086 shares were outstanding.

What are the voting rights of Pep Boys’ shareholders?

Each shareholder is entitled to one vote per share on all matters including in uncontested elections of directors.

In contested elections of directors, elections where the number of nominees exceeds the number of directors to be elected, each shareholder is entitled to vote cumulatively.  Cumulative voting entitles each shareholder to the number of votes equal to the number of shares owned by the shareholder multiplied by the number of directors to be elected.  Accordingly and without satisfying any condition precedent, a shareholder may cast all of his votes for one nominee for director or allocate his votes among all the nominees.

How do I vote?

You may vote using any of the following methods:

•             Internet.  You may vote your shares by the Internet.  You will need the control number printed on your Notice of Internet Availability, on your proxy card or in the instructions that accompany your proxy materials, as applicable.  The web site for Internet voting is also listed on your Notice of Internet Availability, on your proxy card or in the instructions that accompany your proxy materials.  Internet voting is available 24 hours a day and will be accessible until 11:59 P.M. Eastern Time on June 16, 2010.  You will be able to confirm that the system has properly recorded your vote.  If you vote via the Internet, you do NOT need to return a proxy card or voting instruction form.

•             Telephone.  If located in the United States or Canada, you can vote your shares by telephone by calling the toll-free telephone number printed on your Notice of Internet Availability, on your proxy card or in the instructions that accompany your proxy materials, as applicable, and following the recorded instructions.  You will need the control number printed on your Notice of Internet Availability, on your proxy card or in the instructions that accompany your proxy materials, as applicable.  Telephone voting is available 24 hours a day and will be accessible until 11:59 P.M. Eastern Time on June 16, 2010.   You will be able to confirm that the system has properly recorded your vote.  If you vote by telephone, you do NOT need to return a proxy card or voting instruction form.

•             Mail.  If you received printed copies of the proxy materials by mail, you can vote by mail.  Simply complete and sign the proxy card and return it in the postage-paid envelope included in the materials.  If you hold your shares through a bank or brokerage account, please complete and mail the voting instruction form in the envelope provided.

•             Ballot at the Annual Meeting.  You may vote your shares at the meeting if you or your authorized proxy attends the meeting.  Even if you plan to attend the meeting, we encourage you to vote your shares by proxy using one of the foregoing methods.

Your shares will be voted as you direct.  If you sign and return a proxy card prior to the meeting that does not contain instructions, your shares will be voted as recommended by the Board of Directors.

Can I change my vote after I return my proxy card?

Yes.  You may revoke your proxy at any time prior to its exercise at the meeting by (i) providing a later dated vote by Internet or telephone, (ii) delivering either a written revocation notice or another signed proxy card with a later date to our corporate Secretary or (iii) attending the meeting, requesting that your previously delivered proxy be revoked and then voting in person.

How many votes must be present to hold the meeting?

In order to hold the meeting, a majority of the shares of Pep Boys Stock outstanding on the April 9, 2010 record date must be present at the meeting.  The presence of such a majority is called a quorum.  Since 52,451,086 shares were outstanding on the record date, at least 26,225,544 shares must be present to establish a quorum.

Your shares are counted as present at the meeting if you attend and vote in person or if you properly return a proxy card.  Abstentions will be counted as present for the purpose of determining whether there is a quorum for all matters to be acted upon at the meeting.

If a shareholder is the beneficial owner of shares held in “street name” by a bank or brokerage firm, such bank or brokerage firm, as the record holder of the shares, is required to vote those shares in accordance with such shareholder’s instructions.  If the shareholder does not give instructions to such bank or brokerage firm, it will nevertheless be entitled to vote the shares with respect to certain “discretionary” items, but will not be permitted to vote such shareholder’s shares with respect to “non-discretionary” items.   In the case of non-discretionary items, the shares will be treated as “broker non-votes.”  Shares treated as broker non-votes will be included for purposes of calculating the presence of a quorum.  Otherwise, shares represented by broker non-votes will be treated as shares not entitled to vote on a proposal.

How many votes are needed to elect directors?

In uncontested elections, a director nominee will only be elected if the number of votes cast “for” the nominee exceeds the number of votes cast “against” the nominee.  This is commonly referred to as a “majority vote.”  An “abstain” vote will have no effect on the outcome of the election, but will be counted for purposes of determining whether a quorum is present.  Under Pennsylvania law, if an incumbent director does not receive a majority vote, then the incumbent director will continue to serve on the Board of Directors until his or her successor is elected and qualified.  However, an incumbent director who does not receive the required majority vote for re-election is required to tender a resignation to the Board of Directors.  The Board of Directors will then accept or reject the resignation, or take other appropriate action, based upon the best interests of Pep Boys and our shareholders and will publicly disclose its decision and rationale within 90 days.

In contested elections, the nominees who receive the most votes cast “for” at the annual meeting will be elected.

How many votes are needed to approve the other matters to be acted on at the meeting?

Each of the other matters must be approved by a majority of the votes cast on such matter.   Abstentions are not considered votes “cast” for matters, and therefore will have no effect on the vote for matters and will not be considered in determining whether such proposals have received the requisite shareholder vote.

What are the Board of Directors’ recommendations?

Unless you give other directions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of the Board of Directors.

The Board recommends a vote:

•            FOR election of the nominated slate of directors.

•            FOR the ratification of the appointment of our independent registered public accounting firm.

•            FOR the approval of the amendment and restatement of our Stock Incentive Plan to allow grants of performance-based awards to be deductible under Section 162(m) of the Internal Revenue Code.

•            AGAINST the shareholder proposal regarding the vote required to amend our bylaws, if presented by its proponent.

We have not received proper notice of, and are not aware of, any other matters to be brought before the meeting.  If any other matters properly come before the meeting, the proxies received will be voted in accordance with the discretion of the proxy holders named on the proxy card.

A note about certain information contained in this Proxy Statement

Filings made by companies with the SEC sometimes “incorporate information by reference.”  This means that the company is referring you to information that has previously been filed with the SEC and that such information should be considered part of the filing you are then reading.  The Audit Committee Report and the Compensation Committee Report contained in this Proxy Statement are not incorporated by reference into any other filings with the SEC.

SHARE OWNERSHIP

Who are Pep Boys’ largest shareholders?

Based solely on a review of filings with the SEC, the following table provides information about those shareholders that beneficially own more than 5% of the outstanding shares of Pep Boys Stock.

Name	Number of Shares Owned	Percent of Outstanding Shares

Dimensional Fund Advisors LP	4,084,251	7.8%
Palisades West, Building One
6300 Bee Cave Road
Austin, TX 78746(a)

BlackRock, Inc.	3,538,828	6.7%
40 East 52nd Street
New York, NY 10022(b)

Glenhill Advisors LLC and affiliates	3,325,900	6.3%
156 West 56th Street, 17th Floor
New York, NY 10019(c)

(a)                    Based upon information disclosed in a Schedule 13G/A filed on February 8, 2010.  Dimensional Fund Advisers LP disclaims beneficial ownership of such shares.

(b)                   Based upon information disclosed in a Schedule 13G filed on January 29, 2010.

(c)                    Based upon information disclosed in a Schedule 13G/A filed on February 16, 2010.

How many shares do Pep Boys’ directors and executive officers own?

The following table shows how many shares our directors and executive officers named in the Summary Compensation Table beneficially owned on April 9, 2010.  The business address for each of such individuals is 3111 West Allegheny Avenue, Philadelphia, PA 19132.

Name	Number of Shares Owned(a)	Percent of Outstanding Shares

James A. Mitarotonda(b)	2,448,260	4.7%

Michael R. Odell	223,383	+

Raymond L. Arthur	182,044	+

Max L. Lukens	150,145	+

Scott A. Webb	109,437	+

Joseph A. Cirelli	100,854	+

Nick White	66,500	+

Robert H. Hotz	48,141	+

John T. Sweetwood	48,141	+

Jane Scaccetti	47,341	+

William E. Shull III	34,813	+

James A. Williams	33,581	+

M. Shân Atkins	27,941	+

Irvin D. Reid	5,312	+

Directors and executive officers as a group (16 people)	3,647,349	6.9%

+                 Represents less than 1%.

(a)          Includes shares for which the named person has sole voting and investment power and non-voting interests including restricted stock units and deferred compensation accounted for as Pep Boys Stock.  Also includes shares that can be acquired through stock option exercises through June 8, 2010:  Mitarotonda — 4,768; Odell — 76,934; Arthur — 80,001; Webb — 26,668; Cirelli 37,559; White — 4,732; Hotz — 11,850; Sweetwood — 24,350; Scaccetti — 20,350; Shull — 14,001; Williams — 4,768; Atkins — 11,850; Reid — 1,669; and as a group — 371,017.

(b)         Mr. Mitarotonda is the sole stockholder and director of LNA Capital Corp., which is the general partner of Barington Capital Group, L.P., which is the majority member of each of Barington Companies Investors, LLC (“Barington Investors”) and Barington Companies Advisors, LLC (“Barington Advisors”).  Barington Investors is the general partner of Barington Companies Equity Partners, L.P. (“Barington”).  Barington Advisors is the general partner of Barington Investments, L.P.  (“Barington Investments”).  Barington and Barington Investments beneficially own 1,443,899 and 991,780 shares of Pep Boys Stock, respectively.   Mr. Mitarotonda disclaims beneficial ownership of these shares, except to the extent of his pecuniary interest therein.

(ITEM 1)     ELECTION OF DIRECTORS

What is the makeup of the Board of Directors?

Our Board of Directors currently consists of 10 members, nine non-management directors and our Chief Executive Officer.  All of our current directors have been nominated for re-election.

Nominees for Election

The Board of Directors proposes that the following nominees be elected.  If elected, each nominee will serve a one-year term expiring at the 2011 Annual Meeting and until such director’s successor has been duly elected and qualified.  Each of the nominees has consented to serve, if elected.  Unless contrary instructions are given, the proxy holders named on the enclosed proxy card will vote for the election of these nominees.  If any nominee becomes unavailable to serve as a director, the proxy holders will vote for the election of any substitute nominee designated by the Board.

The nominees standing for election are:

Jane Scaccetti	Director since 2002

Ms. Scaccetti, 56, a CPA, is the Chief Executive Officer of Drucker & Scaccetti PC, a public accounting and business advisory firm, of which she has a been a principal since 1990.  Ms. Scaccetti currently serves as a director of Nutrition Management Services Company and, during the past five years, served as a director of Di Giorgio Corporation.  Ms. Scacetti’s financial expertise, public-company director experience, familiarity with Pep Boys’ business garnered through her tenure as a Director and diversity were the primary qualifications resulting in her nomination for re-election.

John T. Sweetwood	Director since 2002

Mr. Sweetwood, 62, is a principal and the President of Woods Investment, LLC, a private real estate investment firm.  From 1995 through 2002, Mr. Sweetwood served as an officer, and ultimately as President of The Americas, of Six Continents Hotels (currently, Intercontinental Hotels Group), a division of Six Continents PLC (currently IHG PLC) that operates hotels under the InterContinental, Crown Plaza, Holiday Inn and other brands.   Mr. Sweetwood’s marketing and service industry expertise, together with his familiarity with Pep Boys’ business garnered through his tenure as a Director were the primary qualifications resulting in his nomination for re-election.

M. Shân Atkins	Director since 2004

Ms. Atkins, 53, a CPA and Chartered Accountant, is Managing Director of Chetrum Capital LLC, a private investment firm.  From 1996 through 2001, Ms. Atkins served as an officer, and ultimately as Executive Vice President — Strategic Initiatives, of Sears Roebuck & Co.  Ms. Atkins currently serves as a director of Shoppers Drug Mart Corporation, Spartan Stores, Inc. and Tim Hortons Inc.  Ms. Atkins’ retail industry, operations, strategic planning and financial expertise, public-company director experience, familiarity with Pep Boys’ business garnered through her tenure as a Director and diversity were the primary qualifications resulting in her nomination for re-election.

Robert H. Hotz	Director since 2005

Mr. Hotz, 65, is Senior Managing Director, Co-Head of Investment Banking, a member of the Operating Committee and Co-Chairman of Houlihan Lokey Howard & Zukin, Inc, where he has been employed since 2002.  Mr. Hotz currently serves as a director of Universal Health Services, Inc.   Mr. Hotz’ financial, M&A and regulatory expertise, public-company director experience and familiarity with Pep Boys’ business garnered through his tenure as a Director were the primary qualifications resulting in his nomination for re-election.

James A. Mitarotonda	Director since August 2006

Mr. Mitarotonda, 55, is the Chairman of the Board, President and Chief Executive Officer of Barington Capital Group, L.P., an investment firm that he co-founded in 1991.  Mr. Mitarotonda served as the President and Chief Executive Officer of Dynabazaar, Inc. from May 2006 until April 2007 and January 2004 until December 2004.  Mr. Mitarotonda also served as the Co-Chief Executive Officer and Co-Chairman of L Q Corporation, Inc. from April 2003 until May 2004 and as its sole Chief Executive Officer from May 2004 until October 2004.  Mr. Mitarotonda currently serves as a director of A. Schulman, Inc., Griffon Corporation and Sielox, Inc. and, during the past five years, served as a director of Dynabazaar, Inc. and L Q Corporation, Inc.  Mr. Mitarotonda’s status as a significant shareholder, financial and corporate governance expertise, experiences as a chief executive officer, public-company director experience and familiarity with Pep Boys’ business garnered through his tenure as a Director and former Chairman of the Board were the primary qualifications resulting in his nomination for re-election.

Nick White	Director since August 2006

Mr. White, 65, is President and Chief Executive Officer of White & Associates, a management consulting firm that he founded in 2000.  From 1973 through 2000, Mr. White held numerous executive and management level positions with Wal-Mart Stores, Inc., including Executive Vice President and General Manager of the Supercenter division from 1990 to 2000 and Executive Vice President and General Manager of Sam’s Wholesale Club from 1985 through 1989.   Mr. White currently serves as a director of Dillard’s, Inc and, during the past five years, served as a director of Gold Toe Corporation, Oneida Ltd. and Playtex Products, Inc.  Mr. White’s retail industry, operations and merchandising expertise, public-company director experience and familiarity with Pep Boys’ business garnered through his tenure as a Director were the primary qualifications resulting in his nomination for re-election.

James A. Williams	Director since August 2006

Mr. Williams, 67, retired in 2008 from his position of Corporate President and Vice Chairman of GoldToeMoretz, LLC, the resultant parent company formed as a result of the merger of Gold Toe Brands, Inc. and Moretz Sports, Inc. in October 2006.  From 1990 through October 2006, Mr. Williams served as the President and Chief Executive Officer of Gold Toe Brands, Inc., the largest branded sock manufacturer in the United States.  During the past five years, Mr. Williams served as a director of Gold Toe Corporation.  Mr. Williams’ experiences as a chief executive officer, supply chain and financial expertise, public-company director experience and familiarity with Pep Boys’ business garnered through his tenure as a Director were the primary qualifications resulting in his nomination for re-election.

Irvin D. Reid	Director since December 2007

Dr. Reid, 69, is the President Emeritus and Eugene Applebaum Professor, Community Engagement, at Wayne State University, an urban research university located in Detroit, Michigan and served two three-year terms on the Board of the Federal Reserve Bank of Chicago (Detroit Branch).   Mr. Reid currently serves as a director of A. Schulman, Inc. and Mack-Cali Realty Corporation and, during the past five years, served as a director of Handleman Corporation.  Mr. Reid’s financial and regulatory expertise, public-company director experience, familiarity with Pep Boys’ business garnered through his tenure as a Director and diversity were the primary qualifications resulting in his nomination for re-election.

Michael R. Odell	Director since July 2008

Mr. Odell, 46, has been our Chief Executive Officer since September 22, 2008.  He joined Pep Boys in September 2007 as Executive Vice President—Chief Operating Officer, after having most recently served as the Executive Vice President and General Manager of Sears Retail & Specialty Stores.  Mr. Odell joined Sears in its finance department in 1994 where he served until he joined Sears operations team in 1998. There he served in various executive operations positions of increasing seniority, including as Vice President, Stores—Sears Automotive Group.  Mr. Odell’s position as our Chief Executive Officer and his automotive aftermarket, retail industry, service industry, operations and financial expertise were the primary qualifications resulting in his nomination for re-election.

Max L. Lukens	Director and Chairman of the Board since June 2009

Mr. Lukens, 62, is retired.  He was the President and Chief Executive Officer of Stewart & Stevenson Services, Inc., a company primarily engaged in the design, manufacture and service of military tactical vehicles, from March 2004 until May 2006 when the company was sold.  He served as Interim Chief Executive Officer and President of Stewart & Stevenson from September 2003 until March 2004, and as Chairman of the Board from December 2002 to March 2004.  From 1981 until January 2000, Mr. Lukens worked for Baker Hughes Incorporated, an oilfield services company, in a number of capacities, including Chairman of the Board, President and Chief Executive Officer.  Mr. Lukens served on our Board of Directors from August 2006 until October 2007, when he resigned for personal reasons due to the illness of a family member.  Mr. Lukens currently serves as a director of Westlake Chemical Corporation and, during the past five years, served as a director of NCI Building Systems Inc.  Mr. Lukens’ experiences as a chief executive officer, service industry and financial expertise, public-company director experience and familiarity with Pep Boys’ business garnered through his tenure as a Director were the primary qualifications resulting in his nomination for re-election.

Each of Messrs. Mitarotonda, Reid, White and Williams was originally appointed to the Board pursuant to the terms of an agreement between the Company and a group of investors led by Barington Capital Group, L.P.  Such agreement has since expired.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE

“FOR”

EACH OF THESE NOMINEES FOR DIRECTOR

Corporate Governance

Our Board of Directors’ governance principles are embodied in our corporate Code of Ethics (applicable to all Pep Boys associates including our executive officers and members of the Board), the Board of Directors Code of Conduct and the various Board committee charters, all of which are available for review on our website, www.pepboys.com, or which will be provided in writing, free of charge, to any shareholder upon request to: Pep Boys, 3111 West Allegheny Avenue, Philadelphia, PA 19132, Attention: Secretary.  The information on our website is not part of this Proxy Statement.  References to our website herein are intended as inactive textual references only.

As required by the New York Stock Exchange (NYSE), promptly following our 2009 Annual Meeting, our CEO certified to the NYSE that he was not aware of any violation by Pep Boys of NYSE corporate governance listing standards.

Diversity.  While the Board has not adopted a formal diversity policy, in accordance with the Board’s Code of Conduct, the Nominating and Governance Committee annually reviews with the full Board, the appropriate skills and characteristics required of Directors and nominees in the context of the current make-up of the Board, including diversity of age, gender, ethnicity and personal experiences.

Independence.  An independent director is independent from management and free from any relationship with Pep Boys that, in the opinion of the Board, would interfere in the exercise of independent judgment as a director.  In reaching such an opinion, the Board considers, among other factors, the guidelines for independent directors promulgated by the NYSE.  The independence of the outside directors is reviewed annually by the full Board.  In accordance with NYSE guidelines, our Board consists of a majority of independent directors.  In fact, all of our current directors, except our Chief Executive Officer, Mr. Odell, are independent.  All Committees of the Board consist entirely of independent directors.

Executive Sessions of the Independent Directors.  Our non-executive Chairman, Mr. Lukens, presides over all such sessions, which are held, at a minimum, immediately following all regularly scheduled Board meetings.

Board Leadership Structure and Role in Risk Oversight.  Pep Boys currently separates the roles of Chairman of the Board and Chief Executive Officer.  Given the relatively short tenure of both our current Chairman of the Board and Chief Executive Officer, the Board believes that the separation of these roles currently allows the Chief Executive Officer to focus his efforts primarily on the successful short and long-term operations of the Company for the benefit of all its constituents, while allowing the Chairman of the Board to manage the operation of the Board in its oversight of the Chief Executive Officer and Pep Boys’ strategic direction.

Pep Boys has adopted an enterprise risk oversight program pursuant to which management, lead by Pep Boys’ Chief Financial Officer and General Counsel, together with the Audit Committee identifies the most significant risks faced by the Company.  On a quarterly basis, management assesses the status of these risks and the Company’s mitigation efforts against them, which are reporting in writing to the full Board and discussed in detail with the Audit Committee and in summary fashion with the full Board.

Compensation Policies and Practices Risk.  Pep Boys’ compensation policies and practices are not reasonably likely to have a material adverse effect on the Company.

Personal Loans to Executive Officers and Directors.  Pep Boys has no personal loans extended to its executive officers or directors.

Director Attendance at the Annual Meeting.        All Board members are strongly encouraged to attend the Annual Meeting of Shareholders.  All nominees then standing for election attended the 2009 Annual Meeting.

Communicating with the Board of Directors.  Interested parties should address all communications to the full Board or an individual director to the attention of our corporate Secretary.  Our corporate Secretary reviews all such communications to determine if they are related to specific products or services, are solicitations or otherwise relate to improper or irrelevant topics.  All such improper communications receive a response in due course.  Any communication directed to an individual director relating solely to a matter involving such director is forwarded to such director.   Any communication directed to an individual director relating to a matter involving both such director and Pep Boys or the Board of Directors, as a whole, is forwarded to such director and the Chairman of the Board.  The balance of the communications are forwarded to the Chairman of the Board.  Except for improper communications, all interested party communications to the Board of Directors or an individual director received by the corporate Secretary are kept in confidence from management.  These procedures were adopted unanimously by the independent directors.

Compensation Committee Interlocks and Insider Participation

Ms. Atkins and Messrs. Hotz and Mitarotonda are the current members of our Compensation Committee.  None of these members is or has been an officer or employee of Pep Boys or has any relationship with Pep Boys requiring disclosure under Item 404 of SEC Regulation S-K.  No executive officer of Pep Boys serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of Pep Boys’ Board of Directors or Compensation Committee.

Meetings and Committees of the Board of Directors

The Board of Directors held eight meetings during fiscal 2009.  During fiscal 2009, each director standing for re-election attended at least 75% of the aggregate number of meetings held by the Board and all committee(s) on which such director served.  The Board of Directors has standing Audit, Compensation and Nominating and Governance Committees.  All Committee members are “independent” as defined by the listing standards of the NYSE.

Audit Committee.  Ms. Scaccetti (chair), Mr. Hotz, Dr. Reid and Mr. Williams are the current members of the Audit Committee.  The Audit Committee reviews Pep Boys’ consolidated financial statements and makes recommendations to the full Board of Directors on matters concerning the audits of Pep Boys’ books and records.  The Audit Committee met 8 times during fiscal 2009.

Compensation Committee.  Ms. Atkins (chair) and Messrs. Hotz and Mitarotonda are the current members of the Compensation Committee.  The Compensation Committee recommends the compensation structure, components and levels for all of Pep Boys’ officers.  The Compensation Committee met 13 times during fiscal 2009.

Nominating and Governance Committee.  Messrs. Sweetwood (chair), Mitarotonda and Reid are the current members of the Nominating and Governance Committee.  The Nominating and Governance Committee recommends candidates to serve on the Board and serves as the Board’s representative on all corporate governance matters.  The Nominating and Governance Committee met six times during fiscal 2009.

Operating Efficiency Committee.  The Board has appointed a special committee that meets from time-to-time to assist management with identifying and realizing opportunities to improve operational performance.  The Committee currently consists of Mr. White (chair), Ms. Atkins and Mr. Williams.

Can a shareholder nominate a candidate for director?

The Nominating and Governance Committee considers nominees recommended by our shareholders.  Written recommendations should be sent to our offices located at 3111 West Allegheny Avenue, Philadelphia, PA 19132, Attention: Secretary.  The recommendation should state the qualifications of the nominee to be considered.

A shareholder may also nominate candidates to be considered for election as directors at an upcoming shareholders’ meeting by timely notifying us in accordance with our By-laws.  To be timely, a shareholder’s notice must be received at our principal executive offices not less than 50 nor more than 75 days prior to the date of the scheduled shareholders’ meeting.  If the public announcement of the holding of the shareholders’ meeting was given less than 65 days prior to the date of such meeting, then a shareholder’s notice received at our principal executive offices within ten days of the date of such public announcement will be considered timely.  The shareholder’s notice must also set forth all of the following information:

•             the name and address of the shareholder making the nomination;

•           a representation that the shareholder intends to appear in person or by proxy at the meeting to nominate the proposed nominee;

•           the name of the proposed nominee;

•           the proposed nominee’s principal occupation and employment for the past 5 years;

•           a description of any other directorships held by the proposed nominee; and

•           a description of all arrangements or understandings between the nominee and any other person or persons relating to the nomination of, and voting arrangements with respect to, the nominee.

How are candidates identified and evaluated?

Identification.  The Nominating and Governance Committee considers all candidates recommended by our shareholders, directors and senior management on an equal basis.  The Nominating and Governance Committee’s preference is to identify nominees using our own resources, but has the authority to and will engage search firms(s) as necessary.

Qualifications.  The Nominating and Governance Committee evaluates each candidate’s professional background and experience, judgment and diversity (age, gender, ethnicity and personal experiences) and his or her independence from Pep Boys.  Such qualifications are evaluated against our then current requirements, as expressed by the full Board and our Chief Executive Officer, and the current make up of the full Board.

Evaluations.  Candidates are evaluated on the basis of their resume, third party references, public reputation and personnel interviews.  Before a candidate can be recommended to the full Board, such candidate is generally interviewed by each member of the Nominating and Governance Committee and meets, in person, with at least one member of the Nominating and Governance Committee, the Chairman of the Board and the Chief Executive Officer.

How are directors compensated?

Base Compensation.  Each non-management director (other than the Chairman of the Board) receives an annual director’s fee of $35,000.  Our Chairman of the Board receives an annual director’s fee of $80,000.

Committee Compensation.  Directors serving on our committees also receive the following annual fees.

	Chair	Member
Audit	$25,000	$15,000
Compensation	$10,000	$5,000
Nominating and Governance	$10,000	$5,000
Operating Efficiency	$10,000	$5,000

Equity Grants.  The 2009 Stock Incentive Plan provides for an annual equity grant having an aggregate value of $45,000 to non-management directors.  The Stock Incentive Plan is administered, interpreted and implemented by the Compensation Committee of the Board of Directors.

The table details the compensation paid to non-employee directors during the fiscal year ended January 30, 2010.

Director Compensation Table

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)	Total ($)
M. Shân Atkins	51,667	45,000	96,667
Robert H. Hotz	52,500	45,000	97,500
Max L. Lukens	40,000	45,000	85,000
James A. Mitarotonda	60,000	45,000	105,000
Irvin D. Reid	52,500	45,000	97,500
Jane Scaccetti	60,000	45,000	105,000
John T. Sweetwood	47,500	45,000	92,500
Nick White	45,833	45,000	90,833
James A. Williams	55,000	45,000	100,000

Certain Relationships and Related Transactions

The Audit Committee, which is comprised of independent directors, has established a written Related Party Transaction Policy.  Such policy provides that to help identify related-party transactions and relationships (i) all transactions between the Company and another party are reviewed by the Company’s legal and finance departments prior to the execution of definitive transaction documents and (ii) each director and executive officer completes a questionnaire that requires the disclosure of any transaction or relationship that the person, or any member of his or her immediate family, has or will have with the Company.   The full Board of Directors reviews and approves, ratifies or rejects any transactions and relationships of the nature that would be required to be disclosed under Item 404 of Regulation S-K.  In reviewing any such related-party transaction or relationship, the Board considers such information as it deems important to determine whether the transaction is on reasonable and competitive terms and is fair to the Company.   No such relationships or transactions of a nature required to be disclosed under Item 404 of Regulation S-K currently exist.

Involvement of Certain Legal Proceedings

None of our directors or executive officers are currently involved, or have been involved during the last ten years, in a legal proceeding of the type required to be disclosed under Item 402 of Regulation S-K.

Report of the Audit Committee of the Board of Directors

The Audit Committee reviews Pep Boys’ financial statements and makes recommendations to the full Board of Directors on matters concerning the audits of Pep Boys’ books and records.  Each committee member is “independent” as defined by the listing standards of the New York Stock Exchange.  Ms. Scaccetti (chair), Mr. Hotz, Mr. Reid and Mr. Williams are the current members of the Audit Committee.  Ms. Scaccetti has been designated by the full Board as an Audit Committee Financial Expert as defined by SEC regulations.  A written charter adopted by the full Board governs the activities of the Audit Committee.  The charter is reviewed, and when necessary revised, annually.

Management has primary responsibility for Pep Boys’ internal accounting controls and financial reporting process.  The independent registered public accounting firm is responsible for performing an independent audit of Pep Boys’ consolidated financial statements and internal control over financial reporting in accordance with standards of the Public Company Accounting Oversight Board (United States) and to issue a report as a result of such audit and to issue an attestation of management’s assertion of Pep Boys internal control over financial reporting.   The Audit Committee’s responsibility is to monitor and oversee these processes.  The Audit Committee serves as a focal point for communication among the Board of Directors, the independent registered public accounting firm, management and Pep Boys’ internal audit function, as the respective duties of such groups, or their constituent members, relate to Pep Boys’ financial accounting and reporting and to its internal controls.

In this context, the Audit Committee reviewed and discussed the audited consolidated financial statements with management and the independent registered public accounting firm.  These discussions included the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).  The Audit Committee also reviewed and discussed with management, the internal auditors and the independent registered public accounting firm, management’s report, and the independent registered public accounting firm’s attestation, on internal control over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act of 2002.

The Audit Committee also discussed with the independent registered public accounting firm its independence from Pep Boys and its management, including the written disclosures submitted to the Audit Committee by the independent registered public accounting firm as required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees).

Based upon the discussions and reviews referred to above, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements and management’s report on internal control over financial reporting in Pep Boys’ Annual Report on Form 10-K for the fiscal year ended January 30, 2010 filed with the SEC.

This report is submitted by: Jane Scaccetti; Robert H. Hotz; Irvin D. Reid; and James A. Williams.

Independent Registered Public Accounting Firm’s Fees

The following table summarizes the aggregate fees billed to us by our independent registered public accounting firm, Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates.

Fiscal Year	2009	2008
Audit Fees	$1,542,601	$2,337,119
Audit-Related Fees	0	15,034
Tax Fees	61,132	113,771
All Other Fees	0	0
Total	$1,603,733	$2,465,924

Audit Fees.  Audit Fees billed in fiscal 2009 and fiscal 2008 consisted of (i) the audit of our annual financial statements, (ii) the audit of our internal control over financial reporting, (iii) the reviews of our quarterly financial statements and (iv) comfort letters, statutory and regulatory audits, consents and other services related to SEC matters.

Audit-Related Fees.  Audit-Related Fees billed in fiscal 2008 consisted of providing third party access to work papers.

Tax Fees.  Tax Fees billed in fiscal 2009 and 2008 consisted of tax compliance services in connection with tax audits and appeals.

The Audit Committee annually engages Pep Boys’ independent registered public accounting firm and pre-approves, for the following fiscal year, their services related to the annual audit and interim quarterly reviews of Pep Boys’ financial statements and all reasonably related assurance and services.  All non-audit services are considered for approval by the Audit Committee on an as-requested basis by Pep Boys.  For fiscal 2009, the Audit Committee discussed the non-audit services with Deloitte & Touche LLP and management to determine that they were permitted under the rules and regulations concerning the independence of independent registered public accounting firms promulgated by the SEC and the American Institute of Certified Public Accountants.  Following such discussions, the Audit Committee determined that the provision of such non-audit services by Deloitte & Touche LLP was compatible with maintaining their independence.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Introduction.

In June 2009, in accordance with our Committee Chair rotation policy, Ms. Atkins became the new chair of our Compensation Committee.  At the same time, due to changes in the makeup of our full Board, Messrs. Hotz and Mitarotonda were appointed to the Compensation Committee.  In recognition of this reconstitution of our Compensation Committee, regulatory changes to executive compensation disclosures and the heightened public scrutiny on executive compensation, the Compensation Committee commenced a full review of all of our executive compensation policies and practices.  This review resulted in certain modifications to our executive compensation policies and practices (effective commencing in fiscal 2010), which are designed to continue to align executive compensation with our short and long-term financial objectives and performance including, building shareholder value.  Enhancements made to our compensation polices and practices are detailed in this discussion and analysis under the subheading “2010 Update.”  Unless otherwise indicated, all other discussion and analysis relates to our compensation policies and practices in place during, and compensation paid in consideration of service rendered in, fiscal 2009.

Summary.

The compensation provided to the executives listed in the Summary Compensation Table, whom we refer to as our named executive officers, consists of base salaries, short-term cash incentives, long-term equity incentives, retirement plan contributions and health and welfare benefits.  Our executive compensation program for fiscal 2009 was designed to attract and retain highly-qualified individuals and to reward such individuals for their efforts in achieving our corporate objectives, and was based upon four principles:

•                  Performance-oriented.  Ensuring the alignment of shareholder, corporate and individual goals.

•                  Value-oriented. Ensuring optimum value creation, while considering tax effectiveness, accounting impact, overhang and dilution considerations.

•                  Fairness.  Ensuring compensation is equitable relative to an individual’s role and contribution.

•                  Corporate Ownership.  Building executive stock ownership to demonstrate commitment to and faith in the future of Pep Boys.

For fiscal 2009, all program components were designed to be competitive with our peer group, with the opportunity to earn more or less based on performance.  Our 2009 peer group consisted of the following competitors and comparably-sized specialty retailers: AutoZone, Advance Auto Parts, Monro Muffler & Brake, O’Reilly Automotive, Border’s, Cost Plus, Dick’s Sporting Goods, Hibbett Sports, Jo-Ann Stores, PetSmart and Williams-Sonoma.  The compensation mix as a percentage of total compensation was designed to reflect market competitiveness and job level responsibility.  The Compensation Committee recommended to the full Board the annual total compensation levels for all of the named executive officers (other than the Chief Executive Officer), based on recommendations made by the Chief Executive Officer and the Senior Vice President - Human Resources and in consultation with management consultants.  The Compensation Committee recommended to the full Board the annual total compensation level for the Chief Executive Officer, based on recommendations made by the Senior Vice President - Human Resources and the General Counsel and in consultation with our compensation consultant Towers Perrin.  To arrive at such recommendations, the chair of the Compensation Committee scheduled and developed the agenda for committee meetings in consultation with the Senior Vice President - Human Resources.  The Senior Vice President - Human Resources was responsible for developing appropriate materials for the Compensation Committee’s review and consideration, including recommendations as to the amount and form of executive compensation, and for reviewing these materials and recommendations with the chair of the Compensation

Committee and our compensation consultants.  Our Chief Executive Officer had input on the recommendations to the Compensation Committee with respect to the compensation of our named executive officers (other than himself) and other officers.  The Compensation Committee considered, but was not bound to and did not always accept, management’s recommendations with respect to executive compensation.  The Senior Vice President — Human Resources, regularly, and the Chief Executive Officer, on occasion, attended committee meetings, excluding portions of meetings where their own compensation was discussed.

In connection with establishing compensation levels for fiscal 2009, Towers Perrin advised the Compensation Committee on the then current competitiveness of program design and award values.  The compensation consultant periodically attended committee meetings and also communicated with the chair of the Compensation Committee outside of meetings.  The compensation consultant worked with management (including the Chief Executive Officer, Senior Vice President - Human Resources and General Counsel) from time to time for purposes of gathering information and reviewing and providing input to management on recommendations, proposals and materials that management took to the Compensation Committee.  In fiscal 2009, Towers Perrin, who was engaged directly by the Compensation Committee, did not provide any additional services to the Company.

The Compensation Committee and the Board of Directors consider our overall compensation levels for the named executive officers to be reasonable and appropriate.

2010 Update.  Effective for fiscal 2010, the Compensation Committee adopted the following statement of Executive Compensation Philosophy to further define and detail the objectives of our executive compensation program:

Pep Boys’ executive compensation program is designed to:

•                  Enable Pep Boys to attract, retain, and motivate key executives who are critical for current and long-term success;

•                  Provide targeted compensation levels which are competitive as to base salary, annual incentives and long-term incentives, and which are reflective of current and/or expected future company performance levels;

•                  Support Pep Boys’ long-range business strategy;

•                  Establish a clear linkage between individual performance objectives and corporate or business unit financial performance objectives; and

•                  Align executive compensation with shareholder interests by linking long-term incentives to increasing shareholder value, utilizing performance metrics where appropriate.

In order to maintain a competitive total compensation program, Pep Boys compares itself with a custom peer group comprised of similar-sized companies in the automotive service and retail business as well as the broader hardlines retail industry.  In some cases, Pep Boys analyzes competitive practices in general industry for those positions that may be occupied by officers and executives recruited from outside of these industries.

Additional Considerations:

•                  Short term incentives will be structured in a manner which gives primary emphasis to meeting or exceeding the company’s annual financial objectives;

•                  Long-term incentives will be designed to reward performance over a multi-year time frame, with vesting of awards to occur over a corresponding time period;

•                  The Compensation Committee may determine that payout on any short term bonus component will be contingent upon achievement of the annual budget.  This decision will be made annually, when targets are set for the ensuing year;

•                  If the long-term incentive plan includes more than one performance dimension, the Compensation Committee may decide to treat performance on one element as a prerequisite to payout on other goals (i.e. as a ‘qualifier’), whether or not threshold performance is achieved on those other dimensions;

•                  The Compensation Committee believes that requiring achievement of full target performance in order to trigger any payout under the annual incentive plan is generally inappropriate due to the risk of incenting poor decision making at the margin.   The Compensation Committee will annually set a “threshold” performance level which is below the target objective, at which point some amount of incentive compensation will be paid;

•                  From time to time the Compensation Committee may decide to grant a discretionary, individual short or long term incentive award based on a specific individual’s performance;

•                  In the spirit of encouraging over-performance against annual targets, performance above target may be rewarded disproportionately; i.e. marginal rewards for over-performance may exceed the marginal penalty for under-performance; and

•                  All payouts are subject to the discretion of the Compensation Committee even if targets are achieved.

Working with Towers Watson (formerly Towers Perrin), the Compensation Committee also revised our executive compensation peer group to provide an expanded set of data points from those companies with whom we compete for both customers and executive talent.   The peer group expanded from 11 to 17 companies and now consists of Aarons, Advance Auto Parts, Autozone, Big 5 Sporting Goods, Cabela’s, Conn’s, Dick’s Sporting Goods, Gander Mountain, hhgregg, Midas, Monro Muffler & Brake, O’Reilly Automotive, PetSmart, RadioShack, Rent-A-Center, Tractor Supply and West Marine.

Components of Compensation.

Base Salary.  The Compensation Committee reviews base salaries annually to reflect the experience, performance and scope of responsibility of the named executive officers and to ensure that the salaries are at levels that are appropriate to retain high quality individuals.  The Compensation Committee measures each named executive officer’s individual performance during the applicable fiscal year on a five-point scale (1-unacceptable; 2-requires improvement; 3-satisfactory; 4-commendable; 5-outstanding) in the areas of leadership, impact and functional skills, based upon such executive officer’s supervisor’s assessment.  An average performance value is then applied against the relative position of the named executive officer’s current salary within the market range for his position and the budgeted percentage increase for all officers as a group.  For example, a named executive officer with an average performance value of 5 whose current salary was at the lowest end of the market range for his position would receive the highest salary increase.  While a named executive officer with an average performance value of 1 whose current salary was at the highest end of the market range for his position would theoretically receive the lowest salary increase (in practice, such executive would not receive any increase and likely would be terminated).  These performance values are then applied against the relative position of the named executive officer’s current salary within the market range for his position and the budgeted percentage increase for all officers as a group.  Consistent with Pep Boys stated fiscal 2009 goal to return to profitability, no percentage increase for officers as a group was budgeted, and no named executive officer was awarded a merit-based increase to their base salary, for fiscal 2009.

2010 Update.  Towers Watson provided the Compensation Committee with peer group base salary data for its named executive officers, which was considered by the Compensation Committee when it determined whether or not to award merit-based increases to named executive officers for fiscal 2010.

Short-Term Incentives.  The named executive officers participate in our Annual Incentive Bonus Plan, which is a short-term incentive plan designed to reward the achievement of pre-established goals.  In order to directly align our named executive officers’ short-term incentive compensation with that of our overall performance, these pre-established goals consist entirely of corporate (as opposed to individual) objectives.  For fiscal 2009, the named executive officers’ potential participation levels were as follows:

	% of Base Salary
Title	Threshold	Target	Cash Cap(a)	Maximum
Chief Executive Officer	50	100	150	200
Executive Vice President	37.5	75	112.5	150
Senior Vice President	22.5	45	67.5	90

(a)     Amounts achieved above the “cash cap” percentage up to the “maximum” percentage are earned and paid out over the subsequent three years, assuming the executive remains employed by the Company.

For fiscal 2009, the corporate objectives, those financial measures deemed most important to Pep Boys’ overall success, and their weightings were as follows:

Objective	Weighting (%)	Threshold	Target	Cash Cap	Maximum
Pre-Tax Income(a)	80	$19,500,000	$26,000,000	$39,000,000	$52,000,000
Service Net Promoter Score(b)	10	60	65	70	75
Retail Net Promoter Score(b)	10	69	72	75	80

(a)  Calculated before unusual non-operating gains and losses and corporate bonus and retirement plan expense.
(b)  A customer satisfaction score that measures the likelihood of referring others to Pep Boys.  Payout on these objectives was conditioned upon achieving the Pre-Tax Income objective at or above threshold.

For fiscal 2009, the Compensation Committee established target levels that it believed were achievable.  However, it also believed, at the time the target levels were established, that the achievement of the targets was substantially uncertain.  The Compensation Committee retains full discretion to either award or withhold in its entirety, or increase or decrease the amount of, short-term incentive plan compensation regardless of the attainment, or failure to attain, the relevant performance goal(s) (except that short-term incentive plan compensation cannot be increased in the case of compensation meant to qualify as “performance based” compensation under Section 162(m) of the Internal Revenue Code).

For fiscal 2009, the Company achieved its corporate objectives in the areas of (i) pre-tax income at $43,859,000, (ii) service net promoter score at 67 and (iii) retail net promoter score at 75, resulting in an aggregate potential payout of 162% of target.  Accordingly, for fiscal 2009, the Compensation Committee approved short-term incentive plan compensation for Mr. Odell at 162%, Mr. Arthur at 121% and each of Messrs. Cirelli, Shull and Webb at 73% of their respective 2009 annual salaries.   Since the Company achieved its corporate objectives in excess of the Cash Cap, a portion of each named executive officer’s short-term incentive plan compensation will only be earned and paid out over the subsequent three years if the applicable named executive officer remains employed by the Company.  Mr. Odell declined $150,000 of his fiscal 2009 short-term incentive plan compensation that he was otherwise entitled to receive, which amount, at Mr. Odell’s request, was allocated to an account set aside by Pep Boys to provide associates’ children with educational scholarships.

2010 Update.  Having achieved the stated corporate objective of returning to profitability in fiscal 2009, the Compensation Committee recommended and the Board approved a wider range of short-term objectives for fiscal 2010.  The fiscal 2010 corporate objectives and weightings are as follows:

Objective	Weighting (%)(a)
Pre-Tax Income(b)	50
Return on Invested Capital	25
Revenue Growth	25

(a)  Payouts may be increased or decreased by a factor up to 10% based upon net promoter scores.

(b)  Calculated before unusual non-operating gains and losses.

In addition, a further change was made to the Annual Incentive Bonus Plan which requires that any amounts achieved above the Cash Cap level by an officer who has not yet achieved his required share ownership level (see below) be placed into a Pep Boys Stock account, rather than a money market account.

Long-Term Incentives.  Compensation through equity grants directly aligns the interests of management with that of its shareholders.  The Stock Incentive Plan provides for the grant of stock options, at exercise prices equal to the fair market value (the mean between and the high and low quoted selling prices) of Pep Boys stock on the date of grant, and the grant of restricted stock units.

For the fiscal 2009 equity grants, the Compensation Committee established target grants designed to be competitive at market median of our peer group and to assist the named executive officers in achieving our established share ownership guidelines, described below.  In order to further incent our named executive officers to improve our operating performance, such target grants consisted solely of stock options that expire seven years from the date of grant and become exercisable in thirds on the first three anniversaries of the date of grant.  In fiscal 2009, in respect of fiscal 2008 performance, the Compensation Committee recommended, and the full Board approved, stock option grants to each of the named executive officers at their target levels.

2010 Update.  Working with Towers Watson, the Compensation Committee surveyed our peer group’s practices and emerging trends in long-term incentive compensation in an effort to further align this component of the compensation program with the interests of shareholders, namely building long-term shareholder value.   Accordingly, beginning with the fiscal 2010 equity grants, the annual long-term incentive grants will consist of 40% time-based vesting stock options and 60% performance-based vesting restricted stock units (RSUs).   The RSUs will only vest if predetermined objectives are achieved over a three-year period.  Two-thirds of the RSUs will be linked to return on invested capital and the one-third will be linked to total shareholder return measured against the new, 17 company peer group.

Share Ownership Guidelines.  We have had share ownership guidelines in place for our officers since 2004.  Under these guidelines, each officer was expected to acquire and then hold a multiple of their annual salary in Pep Boys shares.  For Senior Vice Presidents and above, the expected multiple was at least two times annual salary.  For Vice Presidents, the expected multiple was at least one times annual salary.  These share ownership guidelines could be satisfied through direct share ownership and/or by holding RSUs and officers were given five years to attain the required level of ownership.

2010 Update.  To be consistent with the changes made to the long-term incentive component of executive compensation and to better reflect current market norms, we revised our share ownership guidelines in fiscal 2010.   Each officer is now expected to hold shares equal to the following multiples of their annual salary: Chief Executive Officer 5x; Executive Vice President 3x; Senior Vice President 2x; and Vice President 1x.  The share ownership levels may be satisfied through direct share ownership and/or by holding unvested time-based RSUs and vested “in the money” stock options.  Officers have five years from the later of the establishment of the new higher guidelines for their position or their appointment as an officer to achieve their expected ownership levels.  If in a shortfall position, an officer may not sell Pep Boys Stock and all net after-tax shares acquired upon the exercise of stock options or the vesting of RSUs must be retained.

Retirement Plans.  We maintain The Pep Boys Savings Plan, which is a broad-based 401(k) plan.  Participants make voluntary contributions to the savings plan, and we match 50% of the amounts contributed by participants under the savings plan, up to 6% of salary.  Due to low levels of participation in the savings plan, the plan historically did not meet the non-discriminatory testing requirements under Internal Revenue Code regulations.  As a result, the savings plan was required to make annual refunds of contributions made by our “highly compensated employees” (including the named executive officers) under the savings plan.  Beginning in 2004, we limited our officers’ contributions to the savings plan to ½% of their salary per year.  In order to assist our officers with their retirement savings, we adopted a non-qualified deferred compensation plan that allows participants to defer up to 20% of their annual salary and 100% of their annual bonus.  In order to further encourage share ownership and more directly align the interests of management with that of its shareholders, the first 20% of an officer’s bonus deferred into Pep Boys Stock is matched by us on a one-for-one basis with Pep Boys Stock that vests over three years.

In order to keep our executive compensation program competitive, we also maintain a Supplemental Executive Retirement Plan, or SERP, known as our Account Plan.  The Account Plan provides fixed annual contributions to a retirement account based upon the participant’s age and then current compensation in accordance with the following:

If the Participant is...	Annual contribution as a percentage of cash compensation (salary + short-term cash incentive)
At least 55 years of age	19%
At least 45 years of age but not more than 54 years of age	16%
At least 40 years of age but not more than 44 years of age	13%
Not more than 39 years of age	10%

Provided, however, that for the first four years of a participant’s employment, their contribution percentage is limited to 10%.  As an inducement to hire Mr. Arthur, this limitation was waived.

In fiscal 2009, all named executive officers participated in the Account Plan.

Consistent with the Company’s objective of returning to profitability in fiscal 2009, all Company contributions to the savings plan and Account Plan (on account of all associates, including the named executive officers) that would otherwise have been made during calendar 2009 were conditioned upon the Company’s achievement of threshold performance against the pre-tax income objective established under the Annual Incentive Bonus Plan.  Because this objective was achieved, all such calendar 2009 contributions were made.

2010 Update.  In order to incentivize the achievement of incremental profitability, all Company contributions to the savings plan and Account Plan (in respect of all associates, including the named executive officers) that would otherwise be made during calendar 2010 are conditioned upon the Company’s achievement of a level of pre-tax income in fiscal 2010, which meets or exceeds 2009’s level.

Health and Welfare Benefits.  As one element of a market-competitive compensation package, we also provide our named executive officers with health and welfare benefits, including medical and dental coverage, life insurance valued at one times salary, long term disability coverage, an auto allowance and a tax/financial planning allowance.

2010 Update.  For fiscal 2010, the tax/financial planning allowance has been discontinued and the auto allowance will not be provided to newly hired officers.

Employment Agreements.  We have entered into Non-Competition and Change of Control Agreements with each of the named executive officers as described in “Employment Agreements with Named Executive Officers” below.   The purpose of our Non-Competition Agreements is to prevent our named executive officers from soliciting our employees or competing with us if they leave Pep Boys of their own volition.  As consideration for such restrictive covenants, the Non-Competition Agreements provide for a severance payment to be made to a named executive officer if he is terminated by the Company without “cause.”  The purpose of the Change of Control Agreements is to provide an incentive for our officers to remain in our employment and continue to focus on the best interests of Pep Boys without regard to any possible change of control.

2010 Update.  Consistent with the newly-constituted Compensation Committee’s objective of reviewing all elements of our executive compensation plan, the Compensation Committee will undertake a review of our Non-Competition and Change of Control Agreements, in light of recent trends in executive compensation with respect to these types of agreements.  The Compensation Committee also plans to consider implementing a “clawback policy” that would seek to recoup certain incentive based compensation paid to any Officer in certain circumstances.

Tax and Accounting Matters.

We consider the tax and accounting impact of each type of compensation in determining the appropriate compensation structure. For tax purposes, annual compensation payable to the named executive officers generally must not exceed $1 million in the aggregate during any year to be fully deductible under Section 162(m) of the Internal Revenue Code.  The Stock Incentive Plan is currently structured with the intention that stock option grants will qualify as “performance based” compensation that is not subject to the $1 million deduction limit under Section 162(m).  At the 2010 Annual Meeting, the Company is seeking shareholder approval of the performance criteria to be utilized in awarding performance-based RSUs with the intention that they will similarly qualify.  In addition, bonuses paid to the named executive officers under the Annual Incentive Bonus Plan qualify as “performance based” compensation that is not subject to the $1 million deduction limit under Section 162(m).  Time-based RSUs, which had been granted in the past, generally do not qualify as “performance based” compensation for this purpose and are therefore subject to the $1 million deduction limit.  In order to compete effectively for the acquisition and retention of top executive talent, we believe that we must have the flexibility to pay salary, bonus and other compensation that may not be fully deductible under Section 162(m).  Accordingly, the Compensation Committee retains the authority to authorize payments that may not be deductible under Section 162(m) if it believes that such payments are in the best interests of Pep Boys and our shareholders.  All compensation paid to the named executive officers in fiscal 2009 was fully deductible.

Compensation Committee Report

We have reviewed and discussed the foregoing Compensation Discussion and Analysis with management.  Based upon our review and discussion with management, we have recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and in Pep Boys’ Annual Report on Form 10-K for the fiscal year ended January 30, 2010 filed with the SEC.

This report is submitted by M. Shân Atkins, Robert H. Hotz and James A. Mitarotonda.

Summary Compensation Table

                    The following table provides information regarding the fiscal 2009 compensation for Pep Boys’ CEO, CFO and the three other executive officers that received the highest compensation in fiscal 2009.  These executives are referred to herein as the “named executive officers.”  As explained in our Compensation Discussion and Analysis, the compensation provided to our named executive officers consists of base salaries, short-term cash incentives, long-term equity incentives, retirement plan contributions and heath and welfare benefits.

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Stock Awards ($) (a)	Option Awards ($) (b)	Non- Equity Incentive Plan Compensation ($) (c)	All Other Compensation ($) (d)	Total ($)

Michael R. Odell	2009	800,000	—	—	670,073	1,145,600	392,250	3,007,923
CEO(e)	2008	723,846	—	—	38,424	—	113,060	875,330
	2007	192,307	400,000	765,320	30,732	141,781	48,997	1,579,137

Raymond L. Arthur	2009	500,000	—	—	68,885	607,313	317,544	1,493,742
EVP — CFO(f)	2008	369,231	—	228,250	292,810	375,000	143,126	1,408,417

Joseph A. Cirelli	2009	300,020	—	—	38,748	218,647	121,819	679,234
SVP — Corporate	2008	300,020	—	70,920	7,685	49,548	1,437,518	1,865,691
Development	2007	300,019	—	64,160	10,800	64,980	20,925	460,884

William E. Shull III	2009	320,000	—	—	68,885	233,208	104,414	726,507
SVP—Stores(g)	2008	131,500	—	56,340	5,725	60,369	65,136	319,070

Scott A. Webb	2009	400,000	—	—	68,885	291,510	71,181	831,576
SVP — Merch. &	2008	400,000	—	177,300	76,848	66,060	77,933	798,141
Marketing(h)	2007	161,538	375,000	360,000	—	71,507	30,373	998,418

(a)             Represents the grant date fair value calculated under SFAS No. 123(R).

(b)            Represents the grant date fair value calculated under SFAS No. 123(R).

(c)             Represents amounts earned under our Annual Incentive Compensation Plan in the year reported, that were paid, or payable but deferred at the executive officer’s election, in the following fiscal year.  For fiscal 2009: $44,813; $16,134; $17,208; and $21,510 of such amounts attributable to Messrs. Arthur, Cirelli, Shull and Webb, respectively, will only be earned and paid out over the subsequent three years if the applicable named executive officer remains employed by the Company.  For fiscal 2009, the amount reflected for Mr. Odell does not include $150,000 that he was otherwise entitled to receive, but declined.  Such amount, at Mr. Odell’s request, was allocated to an account set aside by Pep Boys to provide associates’ children with educational scholarships.

(d)    For fiscal 2009, consists of the following dollar amounts:

	Odell	Arthur	Cirelli	Shull	Webb
Contributed under our Account Plan	105,047	143,062	57,777	39,268	48,145
Contributed (company match) under our Deferred Compensation Plan	259,120	121,463	43,729	46,642	—
Contributed (company match) in connection with Pep Boys 401(k) Savings Plan	613	613	575	154	—
Paid as dividend equivalents on time-based vesting RSUs	6,435	3,937	1,682	1,005	5,013
Paid as an auto allowance	16,615	16,615	14,019	14,019	14,019
Paid as a tax/financial planning allowance	3,611	3,500	3,650	3,000	3,500
Representing group term life insurance premiums	809	510	387	326	504

For fiscal 2009, for Mr. Arthur also includes $27,844 in relocation expenses.

(e)             Mr. Odell joined Pep Boys on September 17, 2007 as EVP — COO.  Mr. Odell was appointed interim CEO on May 24, 2008 and permanent CEO on September 22, 2008.

(f)               Mr. Arthur joined Pep Boys on May 1, 2008.

(g)            Mr. Shull joined Pep Boys on September 2, 2008.

(h)            Mr. Webb joined Pep Boys on September 10, 2007.

Grants of Plan Based Awards

The following table shows (i) potential payouts under our short-term incentive program assuming specified pre-established corporate objectives were achieved in fiscal 2009 and (ii) the customary annual equity grants made at the beginning of fiscal 2009 in respect of fiscal 2008 service.

						All
						Other
						Option		Grant
						Awards:		Date Fair
						Number	Exercise	Value of
		Estimated Potential Payouts Under				of	or Base	Stock and
		Non-Equity Incentive Plan Awards(a)				Securities	Price of	Option
				Cash		Underlying	Option	Awards
	Grant	Threshold	Target	Cap	Maximum	Options	Awards	($)
Name	Date	($)	($)	($)	($)	(#)	($/Sh)	(b)

Michael R. Odell	—	400,000	800,000	1,200,000	1,600,000	—	—	—
	02/26/09	—	—	—	—	400,000	3.12	670,073

Raymond L. Arthur	—	187,500	375,000	562,500	750,000	—	—	—
	02/26/09	—	—	—	—	40,000	3.12	68,885

Joseph A. Cirelli	—	67,505	135,009	202,514	270,018	—	—	—
	02/26/09	—	—	—	—	22,500	3.12	38,748

William E. Shull III	—	72,000	144,000	216,000	288,000	—	—	—
	02/26/09	—	—	—	—	40,000	3.12	68,885

Scott A. Webb	—	90,000	180,000	270,000	360,000	—	—	—
	02/26/09	—	—	—	—	40,000	3.12	68,885

(a)

These columns reflect threshold, target, cash cap and maximum amounts that were potentially payable under our Annual Incentive Bonus Plan to our named executive officers if certain corporate targets pre-established by our Compensation Committee were achieved in fiscal 2009. See “Compensation Discussion and Analysis” for a full discussion of our Annual Incentive Bonus Plan and “Summary Compensation Table” for amounts actually earned in fiscal 2009.

(b)	Represents the grant-date fair value calculated under SFAS No. 123(R).

Outstanding Equity Awards at Fiscal Year-End Table

The following table shows information regarding unexercised stock options and unvested RSUs held by the named executive officers as of January 30, 2010.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Yet Vested ($) (a)

Michael R. Odell	3,600	2,400	(b)	14.7750	9/17/2014	—		—
	3,334	6,666	(c)	12.0600	2/28/2015	—		—
	0	400,000	(d)	3.1200	2/26/2016	—		—
	—	—		—	—	25,610	(e)	213,844

Raymond L. Arthur	33,334	66,666	(f)	9.0950	5/01/2015	—		—
	0	40,000	(d)	3.1200	2/26/2016	—		—
	—	—		—	—	16,666	(g)	139,161

Joseph A. Cirelli	20,000	0		16.1250	5/29/2012	—		—
	625	0		23.4200	3/3/2011	—		—
	5,000	0		17.5400	2/25/2012	—		—
	1,200	300	(h)	15.8550	2/27/2013	—		—
	1,200	800	(i)	15.9650	2/15/2014	—		—
	667	1,333	(c)	12.0600	2/28/2015	—		—
	0	22,500	(d)	3.1200	2/26/2016	—		—
	—	—		—	—	1,125	(j)	9,394
	—	—		—	—	2,000	(k)	16,700
	—	—		—	—	4,000	(l)	33,400

William E. Shull	667	1,333	(m)	9.2550	9/2/2015	—		—
	0	40,000	(d)	3.1200	2/26/2016	—		—
	—	—		—	—	4,000	(n)	33,400

Scott A. Webb	6,667	13,333	(c)	12.0600	2/28/2015	—		—
	0	40,000	(d)	3.1200	2/26/2016	—		—
	—	—		—	—	11,145	(o)	93,061
	—	—		—	—	10,000	(l)	83,500

(a)	Based upon the closing price of a share of Pep Boys Stock on January 29, 2010 ($8.35).
(b)	One-half of such options become exercisable on each of September 17, 2010 and 2011.
(c)	One-half of such options became/become exercisable on each of February 28, 2010 and 2011.
(d)	One-third of such options became/become exercisable on each of February 26, 2010, 2011 and 2012.
(e)	One-half of such RSUs vest on each of September 17, 2010 and 2011.

(f)	One half of such options become exercisable on each of May 1, 2010 and 2011.
(g)	One half of such RSUs vest on each of May 1, 2010 and 2011.
(h)	Such options became exercisable on February 27, 2010.
(i)	One-half of such options became/become exercisable on each of February 15, 2010 and 2011.
(j)	Such RSUs vested on each of February 27, 2010.
(k)	One-half of such RSUs vested/vest on each of February 15, 2010 and 2011.
(l)	One-half of such RSUs vested/vest on each of February 28, 2010 and 2011.
(m)	One-half of such options become exercisable on each of September 2, 2010 and 2011.
(n)	One-half of such RSUs vest on each of September 2, 2010 and 2011.
(o)	One-half of such RSUs vest on each of September 10, 2010 and 2011.

Option Exercises and Stock Vested Table

The following table shows information regarding stock options exercised by the named executive officers and RSUs held by the named executive officers that vested, during fiscal 2009.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(a)

Michael R. Odell	—	—	12,806	129,981
Raymond L. Arthur	—	—	8,334	58,755
Joseph A. Cirelli	—	—	5,125	17,655
William E. Shull III	—	—	2,000	17,000
Scott A. Webb	—	—	10,573	70,415

(a)	Based upon the closing price of a share of Pep Boys Stock on the vesting date(s).

Pension Plans

Qualified Defined Benefit Pension Plan.  We have a qualified defined benefit pension plan for all employees hired prior to February 2, 1992.  Future benefit accruals on behalf of all participants were frozen under this plan as of December 31, 1996.  Benefits payable under this plan are calculated based on the participant’s compensation (base salary plus accrued bonus) over the last five years of the participant’s employment by Pep Boys and the number of years of participation in the plan.   Benefits payable under this plan are not subject to deduction for Social Security or other offset amounts. The maximum annual benefit for any employee under this plan is $20,000.  Mr. Cirelli is the only named executive officer who participated in the qualified defined benefit pension plan in fiscal 2009.  His accrued annualized benefit thereunder, at normal retirement age, is $19,162.

Nonqualified Defined Contribution and Other Nonqualified Deferred Compensation Plans

As explained in our Compensation Discussion and Analysis, set forth below is information regarding benefits under our non-qualified defined contribution plan (our Account Plan) and Deferred Compensation Plan for our named executive officers.  The Account Plan is a retirement plan pursuant to which we make annual contributions based upon a named executive officer’s age and then current compensation.   In order to further assist our named executive officers with their retirement savings, the Deferred Compensation Plan allows participants to defer up to 20% of their annual salary and 100% of their annual bonus.  In order to further encourage share ownership and more directly align the interests of named executive officers with that of our shareholders, the first 20% of an executive’s bonus deferred into Pep Boys Stock is matched by the Company on a one-for-one basis with Pep Boys Stock that vests over three years.

Nonqualified Defined Contribution Plan (our Account Plan)

Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)

Michael R. Odell	—	105,047	10,334	—	211,912
Raymond L. Arthur	—	143,062	15,640	—	208,548
Joseph A. Cirelli	—	57,777	—	—	57,777
William E. Shull	—	39,268	(3)	—	48,372
Scott A. Webb	—	48,145	(24)	—	106,685

Nonqualified Deferred Compensation Plan

Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)

Michael R. Odell	259,120	259,120	29,208	—	562,584
Raymond L. Arthur	121,463	121,463	118,500	—	511,426
Joseph A. Cirelli	56,089	43,729	27,675	5,418	162,883
William E. Shull	113,462	46,642	18,952	—	226,607
Scott A. Webb	—	—	25,168	—	46,014

Employment Agreements With Named Executive Officers

Change of Control Agreements.  We have agreements with each named executive officer that become effective upon a change of control of Pep Boys.  Following a change of control, these employment agreements become effective for two years and provide these executives with positions and responsibilities, base and incentive compensation and benefits equal or greater to those provided immediately prior to the change of control.  In addition, we are obligated to pay any excise tax imposed by Section 4999 of the Internal Revenue Code (a parachute payment excise tax) on a change of control payment made to a named executive officer.  A trust agreement has been established to better assure the named executive officers of the satisfaction of Pep Boys’ obligations under their employment agreements following a change of control.   Upon a change of control, all outstanding but unvested stock options and RSUs held by our all of our associates (including the named executive officers) vest and become fully exercisable.  For the purposes of these agreements, a change of control shall be deemed to have taken place if:

•	incumbent directors (those in place on, or approved by two-thirds of those in place on, the date of the execution of the agreements) cease to constitute a majority of our Board;
•	any person becomes the beneficial owner of 20% or more of our voting securities;
•

the consummation of business combination transaction, unless immediately thereafter (1) more than 50% of the voting power of the resulting entity is represented by our shareholders immediately prior to such transaction, (2) no person is the beneficial owner of more than 20% of the resulting entity’s voting securities and (3) at least a majority of the directors of the resulting entity were incumbent directors;

•	a sale of all or substantially all of our assets;
•	the approval of a complete liquidation or dissolution of Pep Boys; or
•	such other events as the Board may designate.

Non-Competition Agreements.  In exchange for a severance payment equal to one year’s base salary upon the termination of their employment without cause, each of our named executive officers has agreed to customary covenants regarding, competition and confidentiality during their employment and for one year thereafter.

Potential Payments Upon Termination or Change of Control

The following table shows information regarding the payments and benefits that each named executive officer would have received under his Non-Competition Agreement assuming that he was terminated without cause as of January 30, 2010.

Name	Cash Payment ($)

Michael R. Odell	800,000
Raymond L. Arthur	500,000
Joseph A. Cirelli	300,020
William E. Shull III	320,000
Scott A. Webb	400,000

The following table shows information regarding the payments and benefits that each named executive officer would have received under his Change of Control Agreement assuming that he was terminated immediately upon a change of control as of January 30, 2010.

Name	2X Base Salary ($)	2X Target Bonus ($)	2X Account Plan Contributions ($)	2X Health and Welfare Benefits ($)	Value of Accelerated Vesting of Outstanding Equity Awards ($)(a)	Total ($)

Michael R. Odell	1,600,000	1,600,000	320,000	74,929	2,305,844	5,900,773
Raymond L. Arthur	1,000,000	750,000	280,000	66,411	348,361	2,444,772
Joseph A. Cirelli	600,040	270,018	139,209	48,227	177,169	1,234,663
William E. Shull	640,000	288,000	92,800	66,826	242,600	1,330,226
Scott A. Webb	800,000	360,000	116,000	69,856	385,371	1,731,227

(a)	Represents the value of the accelerated vesting of all “in the money” stock options and RSUs at the closing price of a share of PBY Stock on January 29, 2010 ($8.35).

(ITEM 2)     PROPOSAL TO RATIFY THE APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors, upon the recommendation of the Audit Committee, has appointed the firm of Deloitte & Touche LLP to serve as our independent registered public accounting firms with respect to the consolidated financial statements of Pep Boys and its subsidiaries for fiscal 2010.  Deloitte & Touche LLP served as our independent registered public accounting firm for fiscal 2009.

A representative of Deloitte & Touche LLP is expected to be present at the meeting and will have the opportunity to make a statement if he or she desires to do so.  The representative is also expected to be available to respond to appropriate questions of shareholders.

If the shareholders do not ratify the appointment of Deloitte & Touche LLP, another independent registered public accounting firm recommended by the Audit Committee will be considered by the Board of Directors.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE

“FOR”

THE RATIFICATION OF THE APPOINTMENT OF THE

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

(ITEM 3) APPROVAL OF THE AMENDMENT AND RESTATEMENT OF OUR
2009 STOCK INCENTIVE PLAN
TO ALLOW GRANTS OF PERFORMANCE-BASED AWARDS
TO BE DEDUCTIBLE UNDER SECTION 162(M) OF THE INTERNAL REVENUE CODE

On March 30, 2010, the Board of Directors approved, subject to shareholder approval at the Annual Meeting, an amendment to our 2009 Stock Incentive Plan to provide the Compensation Committee with the flexibility to grant restricted stock and phantom unit awards, as well as dividend equivalents on phantom units, as performance-based compensation so that such grants will be deductible under Section 162(m) of the Internal Revenue Code (the “Code”).  The Board of Directors approved an amendment and restatement of the 2009 Stock Incentive Plan to incorporate this amendment.  Prior to this amendment, grants of restricted stock, phantom units and dividend equivalents on phantom units under the 2009 Plan could not qualify as performance-based compensation under Section 162(m) of the Code.  The Board of Directors is submitting the 2009 Stock Incentive Plan, as amended and restated, for shareholder approval at the Annual Meeting.  By approving the 2009 Plan, as amended and restated, the shareholders will be approving the material terms of the performance goals under which performance-based restricted stock and phantom unit awards, as well as dividend equivalents on phantom units, may be earned.  The material terms for which approval is being sought includes the performance criteria used to determine whether such awards intended as performance-based compensation under Section 162(m) of the Code can become vested, the eligibility requirements for such awards, and the limits on shares and value of such awards that may be made pursuant to the 2009 Stock Incentive Plan, so that these performance-based restricted stock, phantom unit and dividend equivalent awards qualify for the performance-based compensation exemption under Section 162(m) of the Code.

While the Board of Directors believes that time-based awards granted under the 2009 Plan align the interests of management with that of our shareholders — long-term growth in the price of Pep Boys Stock — the Board of Directors believes that the issuance of performance-based restricted stock, phantom unit and dividend equivalent awards further aligns these interests.  Accordingly, the Board of Directors amended the 2009 Stock Incentive Plan to include performance criteria for issuing performance-based restricted stock, phantom units and dividend equivalents that will only vest if predetermined objectives are achieved.

The Board of Directors further believes that our interests, as well as the interests of our shareholders, will be advanced if these performance-based awards are structured to qualify for the exemption from the $1 million deduction limitation under Section 162(m) of the Code.  While the deductibility of compensation that is paid is taken into account by the Compensation Committee, the Compensation Committee has not adopted a policy that all compensation must be deductible under Section 162(m) of the Code.  This preserves the flexibility of the Compensation Committee to compensate our executive officers in a manner that is consistent with our compensation philosophy.  As a result, our Compensation Committee may grant awards under the 2009 Stock Incentive Plan that are not deductible under Section 162(m) of the Code.

If our shareholders approve this proposal, we will have the ability to grant performance-based awards of restricted, phantom units, and dividend equivalents on phantom units to our officers under the 2009 Stock Incentive Plan that are intended to meet the requirements of Section 162(m) of the Code.  Section 162(m) permits us to deduct “qualified performance-based compensation” in excess of $1 million in any taxable year to our Chief Executive Officer and certain of our other executive officers, if, among other things, the material terms of the performance-based awards have been approved by our shareholders.  If shareholders do not approve this proposal, any awards made under the 2009 Stock Incentive Plan that were conditioned on the shareholder approval of this proposal will be cancelled.  If shareholders do not approve this proposal, the Board of Directors will retain the ability to grant restricted stock and phantom unit (including dividend equivalents on such) awards under the 2009 Stock Incentive Plan that vest based on the attainment of performance goals, however, such awards will not qualify for the Section 162(m) performance-based compensation exemption.

The Board of Directors has unanimously approved, and recommends that the shareholders approve, the amendment and restatement of the 2009 Stock Incentive Plan so that performance-based restricted stock, phantom unit and dividend equivalent awards may be granted under the 2009 Stock Incentive Plan that qualify for the performance-based compensation exemption under Section 162(m) of the Code.

The material terms of the 2009 Stock Incentive Plan are summarized below.  This summary of the 2009 Stock Incentive Plan is not intended to be a complete description of the 2009 Stock Incentive Plan and is qualified in its entirety by the actual text of the 2009 Stock Incentive Plan, which is attached to this Proxy Statement as Exhibit A.

Material Features of the 2009 Stock Incentive Plan

General.  The 2009 Stock Incentive Plan provides that awards may be in any of the following forms: (i) incentive stock options, (ii) nonqualified stock options and (iii) restricted stock (including phantom units convertible into shares of Pep Boys Stock).

The 2009 Stock Incentive Plan authorizes 6,000,000 shares of Pep Boys Stock for issuance, subject to adjustments in certain circumstances as described below.  If a stock option terminates or expires without having being fully exercised for any reason, or if any shares of Pep Boys Stock with respect to an award of restricted stock or phantom units is forfeited for any reason, the shares subject to such award may again be the subject of an award under the 2009 Stock Incentive Plan.

The 2009 Stock Incentive Plan provides that awards covering no more than 500,000 shares of Pep Boys Stock may be granted to any individual during any calendar year that the 2009 Stock Incentive Plan is in effect, subject to adjustment as described below.  Participants may not accrue dividend equivalents during any calendar year under the 2009 Stock Incentive Plan in excess of $250,000.   Prior to this amendment and restatement of the 2009 Stock Incentive Plan there was no limit on the value of dividend equivalents that could accrue on phantom units under the 2009 Stock Incentive Plan.

Administration.   The 2009 Stock Incentive Plan is currently administered and interpreted by the Compensation Committee.  The Compensation Committee has plenary authority and absolute discretion to (i) determine the key employees and members of the Board of Directors (including directors who are not employees) to whom and the times and the prices at which awards will be granted, (ii) determine the type of award to be granted and the number of shares of Pep Boys Stock subject to such awards, (iii) determine the vesting conditions with respect to awards of restricted stock and phantom units and the time or times after which stock options will become exercisable, (iv) determine whether or not stock options are intended to qualify as an incentive stock option, (v) determine the duration of the restricted period and the restrictions and conditions to be imposed with respect to each award, (vi) adopt guidelines separate from the 2009 Stock Incentive Plan that set forth the specific terms and conditions for awards under the 2009 Stock Incentive Plan, and (vii) approve the form and terms and condition of the award agreements for awards granted under the 2009 Stock Incentive Plan, all subject to the express provisions of the 2009 Stock Incentive Plan.  The interpretations and constructions of the Compensation Committee are final, binding and conclusive on all persons having an interest in the 2009 Stock Incentive Plan or in any award granted under the 2009 Stock Incentive Plan.

Eligibility for Participation.   All of our key employees and those of our affiliates are eligible for grants under the 2009 Stock Incentive Plan. Also, all non-employee members of the Board of Directors are eligible to receive grants under the 2009 Stock Incentive Plan.  The Compensation Committee, in its sole discretion, will determine whether an individual qualifies as a key employee. As of April 9, 2010, approximately 165 employees and nine non-employee directors were eligible to receive awards under the 2009 Stock Incentive Plan.

Types of Awards

Stock Options

The Compensation Committee may grant stock options intended to qualify as incentive stock options within the meaning of Section 422 of the Code (“ISOs”) or so-called “nonqualified stock options” that are not so intended to qualify (“NQSOs”) or any combination of ISOs and NQSOs.  Anyone eligible to participate in the 2009 Stock Incentive Plan may receive a grant of NQSOs.  Only our employees and those of our affiliates, which qualify as a parent or subsidiary corporation under Section 424 of the Code, may receive a grant of ISOs.

The Compensation Committee fixes the exercise price per share for stock options on the date of grant.  The exercise price of an NQSO or ISO granted under the 2009 Stock Incentive Plan will be at least 100% of the fair market value of the underlying shares of Pep Boys Stock on the date of grant.  However, if the grantee of an ISO is a person who holds more than ten percent of the total combined voting power of all classes of our outstanding stock, the exercise price per share of an ISO granted to such person must be at least 110% of the fair market value of a share of Pep Boys Stock on the date of grant.  To the extent the aggregate fair market value of the shares of Pep Boys Stock, determined on the date of grant, with respect to which ISOs become exercisable for the first time by a grantee during any calendar year exceeds $100,000, such ISOs will be treated as NQSOs.  The current measure of fair market value on a particular date, which will continue to be applicable immediately following adoption of the 2009 Stock Incentive Plan, is the mean between the highest and lowest quoted selling prices of the shares of Pep Boys Stock on the day of grant.

The Compensation Committee determines the term of each stock option; provided, however, that the term may not exceed ten years from the date of grant and, if the grantee of an ISO is a person who holds more than ten percent of the combined voting power of all classes of our outstanding stock, the term for such person may not exceed five years from the date of grant.  The period during which a stock option will become exercisable is determined by the Compensation Committee and specified in the grant agreement.  Stock options, once they become exercisable, may be exercised while the grantee is employed by or providing service to us or an affiliate or within a specified period of time after such termination of employment or service.  Unless the Compensation Committee determines otherwise or the earlier termination occurs on account of the term of the stock option, stock options are exercisable (i) 60 days after the grantee’s termination of employment or service if such termination is for any reason other than on account of disability, death or cause, (ii) 180 days after the grantee’s termination of employment or service if such termination is on account of death or disability, or (iii) immediately upon termination of employment or service if such termination is on account of cause, a willful breach of a grantee’s employment contract, an act of disloyalty to us or one of our affiliates, disclosure or misuse of trade secrets or confidential information, or, in the case of a non-employee director, certain intentional acts that are adverse to us or one of our affiliates.

A grantee may exercise a stock option by paying cash, through a certified check payable to us, or by such other mode of payment as the Compensation Committee may approve, including payment through a broker in accordance with procedures permitted by Regulation T of the Federal Reserve Board.  The Compensation Committee may also permit a grantee to exercise a stock option through payment of shares, subject to certain conditions that the Compensation Committee deems appropriate.

Restricted Stock/Phantom Units

The Compensation Committee may grant awards of restricted stock and phantom units to anyone eligible to participate in the 2009 Stock Incentive Plan.  Awards of restricted stock are grants of shares of Pep Boys Stock that are subject to a vesting condition, while awards of phantom units are phantom rights that are convertible to an equivalent number of shares of Pep Boys Stock if certain vesting and other conditions are satisfied.  The Compensation Committee determines the number of shares of Pep Boys Stock subject to an award of restricted stock and phantom units.  The Compensation Committee will determine the restriction period for awards of restricted stock and phantom units, provided that no such awards will vest prior to one year from the date of grant of such award.  Unless the Compensation Committee determines otherwise, during the period from the date a restricted stock grant is awarded to the date the restriction period for such award expires, the grantee will be entitled to all rights of a stockholder, including the right to vote the shares of Pep Boys Stock and to receive dividends and other distributions declared on such shares from time to time, as distributed.  With respect to grants of phantom units, the participant will not have any rights as a stockholder until such date phantom units are redeemed as shares of Pep Boys Stock; however, subject to the determination of the Compensation Committee, may receive dividend equivalents on such units as if they were shares of Pep Boys Stock and the equivalent of other distributions declared on the shares of Pep Boys Stock from time to time.  With respect to any dividends or distributions on performance-based restricted stock (or equivalents of such in connection with phantom units), such dividends and distributions will be subject to the same vesting and forfeiture provisions applicable to the award of restricted stock (or phantom units).  Dividends and equivalents may be paid out in cash or Pep Boys Stock, at the Committee’s election.

The Compensation Committee may permit or require a grantee to defer receipt of the payment of the delivery of shares that would otherwise be due to the grantee in connection with any award of phantom units, subject to the applicable requirements of Section 409A of the Code.

Qualified-Performance Compensation.  If the amendment and restatement of the 2009 Stock Incentive Plan is approved by our shareholders, the Compensation Committee will be permitted to impose and specify objective performance goals that must be met with respect to grants of restricted stock, phantom units and dividend equivalents issued with respect to phantom units intended to qualify as performance-based compensation under Section 162(m) of the Code to anyone eligible to participate in the 2009 Stock Incentive Plan.  The Compensation Committee will determine the performance periods for the performance goals.  Forfeiture of all or part of any such grant will occur if the performance goals are not met, as determined by the Compensation Committee.  Similarly, any dividends or distributions on performance-based restricted stock (or equivalents of such in connection with phantom units), such dividends and distributions will be subject to the same vesting and forfeiture provisions applicable to the award of restricted stock (or phantom units). Prior to, or soon after the beginning of, the performance period, the Compensation Committee will establish in writing the performance goals that must be met, the applicable performance periods, the amounts to be paid if the performance goals are met, and any other conditions.    Awards designated as qualified performance-based compensation for purposes of Section 162(m) of the Code may be decreased at the discretion of the Compensation Committee.

The performance goals, to the extent designed to meet the requirements of Section 162(m) of the Code, will be based on one or more of the following measures: return on total stockholder equity; earnings per share of Pep Boys Stock;  net income (before or after taxes); earnings before interest, taxes, depreciation and amortization; sales or revenue targets; return on assets, capital or investment; cash flow;  market share; cost reduction goals; budget comparisons; implementation or completion of projects or processes strategic or critical to our business operation; measures of customer satisfaction; and/or any combination of, or a specified increase in, any of the foregoing.  The performance goals established by the Compensation Committee may be based upon the attainment of specified levels of our performance under one or more of the measures described above and may also be based on the performance of one of our units or divisions or any of our subsidiaries, or measured comparing the performance of any of the foregoing with other companies based on one or more of the measures described above, or any combination of the foregoing.  The Compensation Committee will determine the objective business criteria upon which the performance goals are based and the weight to be accorded such goals.  Performance goals need not be uniform among participants.

Automatic Grants to Non-Employee Directors.  Unless otherwise determined by the Compensation Committee, awards will be automatically granted, without further action by the Compensation Committee, to each non-employee director on the Board of Directors, (i) upon their initial election to the Board of Directors and (ii) annually thereafter, on the date of our Annual Meeting.   On the date of each Annual Meeting, each non-employee director will receive an award with a value of $45,000 in such form as determined by the Compensation Committee, with the value received calculated utilizing the “RSU Annualized Value” and/or “Option Annualized Value,” each as described below.  On a non-employee director’s initial election to the Board of Directors, such non-employee director will receive a pro rata portion of the annual award based on a fraction, the numerator of which is the number of days remaining until the next scheduled Annual Meeting and the denominator of which is 365.  Fractional awards will be rounded up to the nearest whole award.  These automatic awards will vest in cumulative installments of one-third on each of the first three anniversaries of the date of grant.  The Compensation Committee has the discretion to make additional awards under the 2009 Stock Incentive Plan to non-employee directors.  “RSU Annualized Value” means, as of the date an award is granted, the average fair market value of a share of Pep Boys Stock during the immediately preceding year.  “Option Annualized Value” means, as of the date the award is granted, one-third of the RSU Annualized Value.

Adjustment Provisions.  If there is any change in the number or kind of shares of Pep Boys Stock outstanding (i) by reason of a stock dividend, stock split, spin-off, recapitalization or combination or exchange of shares, (ii) by reason of a merger, reorganization or consolidation, (iii) by reason of a reclassification or change in par value or (iv) by reason of any other extraordinary or unusual event affecting the outstanding shares of Pep Boys Stock as a class without our receipt of consideration, or if the value of shares of Pep Boys Stock is substantially reduced as a result of a spin-off or our payment of an extraordinary dividend or distribution, the aggregate number of shares of Pep Boys

Stock as to which awards may be granted under the 2009 Stock Incentive Plan, the number of shares of Pep Boys Stock for which awards may be granted to any individual during any calendar year, the kind and number of shares of Pep Boys Stock covered by each outstanding award and the exercise price for a stock option will be equitably adjusted by the Compensation Committee, in such manner as the Compensation Committee deems appropriate, to reflect any increase or decrease in the number of, or change in the kind or value of, the issued shares of Pep Boys Stock to preclude, to the extent practicable, the enlargement or dilution of rights and benefits under the 2009 Stock Incentive Plan and such outstanding awards; provided, that any fractional shares resulting from such adjustment will be eliminated.

Change of Control.  If a change of control occurs, as defined in the 2009 Stock Incentive Plan, unless the Compensation Committee determines otherwise, any stock option granted under the 2009 Stock Incentive Plan will immediately become exercisable in full and all restrictions related to shares of restricted stock and phantom units will lapse.  In addition, in the event of a change of control, the Compensation Committee may take any one or more of the following actions with respect to any or all outstanding awards: (i) the Compensation Committee may require that grantees surrender their outstanding stock options in exchange for one or more payments by us, in cash or shares of Pep Boys Stock as determined by the Compensation Committee, in an amount equal to the amount, if any, by which the fair market value of the shares subject to the grantee’s unexercised stock options exceeds the exercise price of the stock option, and on such terms as the Compensation Committee determines, (ii) after giving optionees an opportunity to exercise their outstanding stock options, the Compensation Committee may terminate any or all unexercised stock options at such time as the Compensation Committee deems appropriate, (iii) with respect to grantees awarded phantom units, the Compensation Committee may determine that such grantees will receive one or more payments in settlement of such grants, in such amount and form and on such terms as may be determined by the Compensation Committee, subject to the requirements of Section 409A of the Code, to the extent applicable, or (iv)  determine that all outstanding stock options that are not exercised will be assumed by, or replaced with comparable stock options by the surviving corporation (or a parent or subsidiary of the surviving corporation), and grants of restricted stock and phantom units that remain in effect after the change of control will be converted to similar grants of the surviving corporation (or a parent or subsidiary of the surviving corporation).  Such acceleration, surrender, termination, settlement or conversion will take place as of the date of the change of control or such other date as the Compensation Committee specifies.

       Amendment and Termination of the 2009 Stock Incentive Plan.  The Board of Directors may amend the 2009 Stock Incentive Plan from time to time as it may deem advisable, subject to shareholder approval if required to comply with the requirements of the New York Stock Exchange or if there is change in the class of individuals eligible to receive an ISO, extend the expiration date for the grant of ISOs, decrease the minimum exercise price of an ISO previously granted, increase the maximum number of shares that may be granted to any individual in any calendar year or increase the maximum number of shares available for awards.  No grants may be issued under the 2009 Stock Incentive Plan after December 31, 2014.  If the shareholders do not approve the amendment and restatement of the 2009 Stock Incentive Plan, grants of restricted stock and phantom unit awards, as well as dividend equivalents on phantom units, may not be awarded under the 2009 Stock Incentive Plan as performance-based compensation under Section 162(m) of the Code and grants of restricted stock and phantom unit awards, as well as dividend equivalents on such phantom units, that were conditioned on shareholder approval of the amendment and restatement of the 2009 Stock Incentive Plan will be cancelled.

Grants Under the 2009 Stock Incentive Plan.  As of April 9, 2010, stock options to purchase an aggregate of 2,679,446 shares of Pep Boys Stock (net of cancellations) were granted under the Current Plan and phantom units representing an aggregate of 1,236,176 shares of Pep Boys Stock (net of cancellations) were awarded under the Current Plan, of which 434,585 phantom units remain subject to restrictions.  We do not maintain any other equity compensation plans for which awards can be issued pursuant to future grants.  It is not currently possible to predict the number of shares of Pep Boys Stock that will be granted to key employees or who will receive grants under the 2009 Stock Incentive Plan after the 2010 Annual Meeting, except for the automatic grants to non-employee directors described above.

The following grants have been made under the 2009 Stock Incentive Plan subject to shareholder approval at the 2010 Annual Meeting to allow such performance-based awards to qualify for the performance-based compensation exemption under Section 162(m) of the Code.

Name

Michael R. Odell	58,027
Raymond L. Arthur	11,605
Joseph A. Cirelli	6,673
William E. Shull III	9,284
Scott A. Webb	11,605
Executive Officers as a Group (7 persons)	110,540

Such performance-based shares will only vest if we achieve certain predetermined performance goals over a three-year period for return on invested capital and/or total shareholder return.  If such performance goals are not achieved, the awards will automatically be forfeited.

On April 9, 2010, the closing price of a share of Pep Boys Stock on the New York Stock Exchange was $10.87.

Federal Income Tax Consequences.  The federal income tax consequences arising with respect to grants awarded under the 2009 Stock Incentive Plan will depend on the type of grant.  The following provides only a general description of the application of federal income tax laws to certain grants under the 2009 Stock Incentive Plan.  This discussion is intended for the information of stockholders considering how to vote at the 2009 Annual Meeting and not as tax guidance to participants in the 2009 Stock Incentive Plan, as the consequences may vary with the types of grants made, the identity of the recipients, and the method of payment or settlement.  The summary does not address the effects of other federal taxes (including possible “golden parachute” excise taxes) or taxes imposed under state, local, or foreign tax laws.

From the recipients’ standpoint, as a general rule, ordinary income will be recognized at the time of payment of cash or delivery of actual shares of Pep Boys Stock.  Future appreciation on shares of Pep Boys Stock held beyond the ordinary income recognition event will be taxable at capital gains rates when the shares of Pep Boys Stock are sold.  We, as a general rule, will be entitled to a tax deduction that corresponds in time and amount to the ordinary income recognized by the recipient, and we will not be entitled to any tax deduction in respect of capital gain income recognized by the recipient.

Exceptions to these general rules may arise under the following circumstances: (i) if shares of Pep Boys Stock, when delivered, are subject to a substantial risk of forfeiture by reason of failure to satisfy any employment-, service-, or performance-related condition, ordinary income taxation and our tax deduction will be delayed until the risk of forfeiture lapses (unless the recipient makes a special election to ignore the risk of forfeiture); (ii) if an employee is granted a stock option that qualifies as an “incentive stock option,” no ordinary income will be recognized, and we will not be entitled to any tax deduction, if shares of Pep Boys Stock acquired upon exercise of such stock option are held more than the longer of one year from the date of exercise and two years from the date of grant; (iii) we will not be entitled to a tax deduction for compensation attributable to grants to our chief executive officer or certain other of our executive officers, if and to the extent such compensation does not qualify as “performance-based compensation” under Section 162(m) of the Code, and such compensation, along with any other non-performance-based compensation paid in the same calendar year, exceeds $1 million; and (iv) a grant may be taxable to the recipient at 20 percentage points above ordinary income tax rates at the time it becomes vested, plus interest, even if that is prior to the delivery of the cash or shares of Pep Boys Stock in settlement of the grant, if the grant constitutes “deferred compensation” under Section 409A of the Code, and the requirements of Section 409A of the Code are not satisfied.

Section 162(m) of the Code generally disallows a publicly held corporation’s tax deduction for compensation paid to its chief executive officer and certain other of its executive officers in excess of $1 million in any year.  Compensation that qualifies as performance-based compensation is excluded from the $1 million deductibility cap and therefore remains fully deductible by the corporation that pays it.  We intend that stock options will qualify as performance-based compensation.  If the shareholders approve the amendment and restatement of the 2009 Stock Incentive Plan at the Annual Meeting, we also intend that performance-based restricted stock, phantom units and dividend equivalents on phantom units granted under the 2009 Stock Incentive Plan will qualify as performance-

based compensation.  Time-based restricted stock, phantom units and dividend equivalents granted under the 2009 Stock Incentive Plan will not qualify as performance-based compensation under the 2009 Stock Incentive Plan.

The 2009 Stock Incentive Plan provides that we have the right to require the recipient of any grant under the 2009 Stock Incentive Plan to (i) pay to us an or otherwise make available to us an amount sufficient to satisfy any federal, state and/or local withholding tax requirements prior to the delivery or transfer of any certificates for shares of Pep Boys Stock or (ii) take whatever action we deem appropriate to protect our interests with respect to tax liabilities, including, without limitation, allowing the grantee to surrender, or we retain from shares of Pep Boys Stock that would otherwise be deliverable in connection with an award, a number of shares of Pep Boys Stock equal to such tax liability.

EQUITY COMPENSATION PLAN INFORMATION

The following chart provides information regarding all of our equity compensation plans as of April 9, 2010.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	2,507,106	6.50	1,738,744

THE BOARD OF DIRECTORS RECOMMENDS A VOTE

“FOR”

THE AMENDMENT AND RESTATEMENT OF OUR 2009 STOCK INCENTIVE PLAN

TO ALLOW GRANTS OF PERFORMANCE-BASED AWARDS
TO BE DEDUCTIBLE UNDER SECTION 162(M) OF THE INTERNAL REVENUE CODE

(Item 4) SHAREHOLDER PROPOSAL REGARDING THE VOTE REQUIRED TO AMEND OUR BYLAWS

Richard R. Treumann, 590 Plutarch Road, Highland, NY 12528, holder of 200 shares of Pep Boys Stock, has notified us that he intends to introduce the following resolution at the meeting:

Adopt Simple Majority Vote

Resolved: Shareholders request that our Board take the steps necessary so that each shareholder voting requirement in our charter and bylaws, that calls for a greater than simple majority vote, be changed to a majority of the votes cast for and against the proposal in compliance with applicable laws.  This includes our current 80% vote requirement.

Statement of Richard R. Treumann

Currently a 1%-minority can frustrate the will of our 79%-shareholder majority.  Also our supermajority vote requirements can be almost impossible to obtain when one considers abstentions and broker non-votes.  Supermajority requirements are arguably most often used to block initiatives supported by shareowners but opposed by management.  For example, a Goodyear (GT) management proposal for annual election of each director failed to pass even though 90% of votes cast were yes-votes.

This proposal topic won from 74% to 88% support at the following companies in 2009: Weyerhaeuser (WY), Alcoa (AA), Waste Management (WM), Goldman Sachs (GS), First Energy (FE), McGraw-Hill (McP) and Macy’s (M).  The Council of Institutional Investors www.cii.org recommends that management adopt shareholder proposals after receiving their first majority vote.

Please encourage our Board to respond positively to this proposal: Adopt Simple Majority Vote

PEP BOYS’ STATEMENT IN OPPOSITION TO THE FOREGOING SHAREHOLDER PROPOSAL

Pep Boys’ charter and bylaws already call for simple majority voting whenever corporate action is to be taken by vote of our shareholders.  Simple majority voting refers to the requirement to obtain a majority of the votes cast on a particular matter, as opposed to a majority of the votes entitled to be cast.

The only shareholder voting requirement contained in our charter concerns the election of directors, which is determined by a simple majority vote.  Section 7 of our charter provides that in uncontested elections of directors “to be elected a nominee must receive the affirmative vote of a majority of the votes cast with respect to the election of that nominee.”  In contested elections, where the number of directors nominated exceeds the number of directors to be elected, those nominees receiving the most votes are elected.

Section 2-5(b) of our bylaws similarly provides for simple majority voting.  It reads “whenever corporate action is to be taken by vote of the shareholders of the Corporation at a duly organized meeting of shareholders, it shall be authorized by a majority of the votes cast at the meeting by the holders of shares entitled to vote thereon.”

The only voting provision contained in our bylaws that applies a standard other than simple majority voting concerns the amendment of our bylaws themselves.  In order to amend our bylaws, the vote of at least a majority of the votes entitled to be cast is required.   This provision is designed to ensure that at least a majority of all of our shareholders agree on a proposed bylaw provision.  If a simple majority standard was applied, as few as 26% of our shareholders could mandate a change to one of our primary governing documents, potentially without the support of up to 74% of our shareholders.  The Board does not believe that adopting such a provision would be in the best interest of all or even a majority of our shareholders.

With respect to the 80% voting standard referenced by Mr. Treumann, our bylaws provide a heightened (80%) voting standard to amend or repeal those provisions of our bylaws that provide indemnification protection to our officers and directors.  Such indemnification protection is provided through our bylaws to the full extent permitted by law in order to attract and retain qualified individuals to serve our company and its shareholders.  Such indemnification protections are customary for public companies and those other companies with which we compete for management and director talent.  They allow our officers and directors to perform their functions in the best interests of our company and our shareholders without fear of liability from frivolous claims and lawsuits.  If Mr. Treumann’s proposal were adopted and our bylaws were amended to remove this voting standard, we would have no option but to enter into indemnification agreements with each of our officers and directors in order to retain their services.  Providing the indemnification protections through agreements rather than our bylaws would be more expensive and administratively burdensome to our company.

Pep Boys is committed to good corporate governance and is proud of its RiskMetrics Corporate Governance Quotient, which indicates that Pep Boys outperforms 97.8% of the Standard & Poor’s 600 Index.  Recently, we further strengthened our corporate governance, by amending our bylaws to give shareholders holding 15% of Pep Boys Stock the right to call a special meeting.  While we have carefully considered Mr. Treumann’s proposal and find it to be well intentioned, as explained above, our charter and bylaws already apply the simple majority voting standard whenever corporate action is to be taken by vote of our shareholders.  With respect to the amendment of our bylaws, however, we believe that the current voting standard requiring at least a majority of the votes entitled to be cast more appropriately protects the interests of all of our shareholders.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE
“AGAINST”
THE SHAREHOLDER PROPOSAL REGARDING
THE VOTE REQUIRED TO AMEND OUR BYLAWS

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our directors, executive officers and 10% holders to file initial reports of ownership and reports of changes in ownership of Pep Boys Stock.  Based solely upon a review of copies of such reports, we believe that during fiscal 2009, our directors, executive officers and 10% Holders complied with all applicable Section 16(a) filing requirements.

COST OF SOLICITATION OF PROXIES

The expense of the solicitation of the proxies, including the cost of preparing and distributing material, the handling and tabulation of proxies received and charges of brokerage houses and other institutions in forwarding such documents to beneficial owners, will be paid by us.  In addition to the mailing of the proxy materials,  solicitations may be made in person or by telephone by our directors, officers or employees or independent parties engaged to solicit proxies.

PROPOSALS OF SHAREHOLDERS

All proposals which any shareholder wishes to present at the 2010 Annual Meeting and to have included in the Board of Directors’ proxy materials relating to that meeting must be received no later than December 31, 2010.  Such proposals should be sent to:

Pep Boys

3111 West Allegheny Avenue

Philadelphia, PA 19132

Attention: Secretary

Any shareholder proposal that does not comply with the applicable requirements of rule 14a-8 under the Securities Exchange Act of 1934 will not be included in the Board of directors’ proxy materials for the 2011 Annual Meeting.

Our bylaws provide an alternative procedure for submitting shareholder proposals.  While a shareholder proposal submitted in accordance with the following procedures may be presented at a meeting, such proposal is not required to be included in any Board of Directors’ proxy materials relating to that meeting.  In order to present an item of business at a shareholders’ meeting, a shareholder’s notice must be received by us not less than 50 nor more than 75 days prior to the date of the scheduled shareholders’ meeting.  If the public announcement of the holding of the shareholders’ meeting was given less than 65 days prior to the date of such meeting, then a shareholder’s notice received by us within ten days of the date of such public announcement will be considered timely.  The shareholder’s notice should be sent to:

Pep Boys

3111 West Allegheny Avenue

Philadelphia, PA 19132

Attention: Secretary

The shareholder’s notice shall set forth all of the following information:

•    the name and address of the shareholder;

•    a representation that the shareholder intends to appear in person or by proxy at the meeting; and

•    a general description of each item of business proposed to be brought before the meeting.

The presiding officer of the meeting may refuse to consider any business attempted to be brought before any shareholder meeting that does not comply with these procedures.

ANNUAL REPORT ON FORM 10-K

WE WILL PROVIDE, FREE OF CHARGE, UPON THE WRITTEN REQUEST OF ANY PERSON SOLICITED BY THE PROXY STATEMENT, A COPY OF OUR ANNUAL REPORT ON FORM 10-K (INCLUDING THE FINANCIAL STATEMENTS AND THE SCHEDULES THERETO) AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION FOR OUR MOST RECENT FISCAL YEAR.  SUCH WRITTEN REQUEST SHOULD BE DIRECTED TO:

Pep Boys

3111 West Allegheny Avenue

Philadelphia, PA 19132

Attention: Secretary

Exhibit A

THE PEP BOYS - MANNY, MOE & JACK

2009 STOCK INCENTIVE PLAN

AMENDED AND RESTATED

AS OF MARCH 30, 2010

1.                                       Purpose.  The Pep Boys — Manny, Moe & Jack, a Pennsylvania corporation, hereby amends and restates The Pep Boys - Manny, Moe & Jack 1999 Stock Incentive Plan, and renames it as The Pep Boys — Manny, Moe & Jack 2009 Stock Incentive Plan, effective as of June 24, 2009, (the “Plan”).  The Plan is intended to recognize the contributions made to the Company by key employees, and members of the Board of Directors, of the Company or any Affiliate, to provide such persons with additional incentive to devote themselves to the future success of the Company or an Affiliate, and to improve the ability of the Company or an Affiliate to attract, retain, and motivate individuals upon whom the Company’s sustained growth and financial success depends, by providing such persons with an opportunity to acquire or increase their proprietary interest in the Company.

2.                                       Definitions.  Unless the context clearly indicates otherwise, the following terms shall have the following meanings:

(a)                                  “Act” means the Securities Act of 1933, as amended.

(b)                                 “Affiliate” means a corporation which is a parent corporation or a subsidiary corporation with respect to the Company within the meaning of Section 424 of the Code.

(c)                                  “Award” means an award granted to an Optionee or a Participant under the Plan in the form of an Option or Restricted Stock, or any combination thereof.

(d)                                 “Board of Directors” means the Board of Directors of the Company.

(e)                                  “Change of Control” shall have the meaning as set forth in Section 11 of the Plan.

(f)                                    “Code” means the Internal Revenue Code of 1986, as amended.

(g)                                 “Compensation Committee” means the Board of Directors or a committee of two or more members of the Board of Directors, each of whom, at the time he takes action with respect to the Plan, is both (i) a “non-employee director” within the meaning of Rule 16b-3 and (ii) an “outside director” within the meaning of Section 162(m) of the Code; provided, however that the Board of Directors may appoint any other individual or individuals to administer the Plan with respect to Optionees and Participants who are neither (i) “insiders” within the meaning of Section 16 under the Securities Exchange Act of 1934, as amended, nor (ii) “covered employees” within the meaning of Section 162(m) of the Code.

(h)                                 “Company” means The Pep Boys - Manny, Moe & Jack, a Pennsylvania corporation.

(i)                                     “Disability” shall have that meaning as set forth in Section 22(e)(3) of the Code.

(j)                                     “Fair Market Value” shall have the meaning as set forth in Section 8(b) of the Plan.

(k)                                  “ISO” means an Option granted under the Plan which is intended to qualify as an “incentive stock option” within the meaning of Section 422 of the Code.

(l)                                     “Non-management Director” means a member of the Board of Directors who is not an employee of the Company or any Affiliate.

(m)                               “Non-qualified Stock Option” means an Option granted under the Plan which is not intended to qualify as an “incentive stock option” within the meaning of Section 422 of the Code.

(n)                                 “Option” means either an ISO or a Non-qualified Stock Option granted under Section 8 of the Plan.

(o)                                 “Option Document” means the document described in Section 8 which sets forth the terms and conditions of each grant of Options.

(p)                                 “Option Price” means the price at which Shares may be purchased, as calculated pursuant to Section 8(b).

(q)                                 “Optionee” means a person to whom an Option has been granted under the Plan, which Option has not been exercised and has not expired or terminated.

(r)                                    “Participant” means a person to whom Restricted Stock has been awarded under the Plan, which Restricted Stock has not yet vested in full.

(s)                                  “Restricted Period” means the period of time during which the Shares subject to the Restricted Stock granted to a Participant remain subject to the restrictions and conditions imposed on such Shares, as determined by the Committee.

(t)                                    “Restricted Stock” means any Shares (or phantom units convertible into Shares) which are awarded pursuant to the terms of Section 9 hereof and which are subject to the restrictions and conditions set forth in Section 9 hereof for the Restricted Period.

(u)                                 “Restricted Stock Agreement” means the document described in Section 9 which sets forth the terms and conditions of each grant of Restricted Stock.

(v)                                 “Rule 16b-3” means Rule 16b-3 promulgated pursuant to the Securities Exchange Act of 1934, as amended.

(w)                               “Shares” means the shares of Common Stock, par value $1.00 per share, of the Company which are the subject of Awards.

(x)                                   “Vest”, “Vested” or “Vesting”, whether or not used with an initial capital letter, means the time at which Restricted Stock granted under the Plan will no longer be subject to forfeiture, based upon the expiration of the Restricted Period and the satisfaction of other restrictions and conditions imposed on the Shares relating to such Restricted Stock.  Upon Vesting, the restrictions and conditions imposed on the Restricted Stock will lapse.

3.                                       Administration of the Plan.  The Committee shall administer the Plan.

(a)                                  Meetings.  The Committee shall hold meetings at such times and places as it may determine.  Acts approved at a meeting by a majority of the members of the Committee or acts approved in writing by the unanimous consent of the members of the Committee shall be the valid acts of the Committee.

(b)                                 Grants.

(i)                                     The Committee shall from time to time at its discretion grant Awards pursuant to the terms of the Plan.  The Committee shall have plenary authority and absolute discretion to (A) determine the key employees and members of the Board of Directors (including Non-management Directors) to whom and the times and the prices at which Awards shall be granted, (B) determine the type of Award to be granted and the number of Shares subject thereto, (C) determine the vesting conditions with respect to Awards of Restricted Stock and the time or times after which Options will become exercisable, (D) determine whether or not an Option is intended to be an ISO, (E) determine the duration of the Restricted Period and the restrictions and conditions to be imposed with respect to each Award; (F) adopt guidelines separate from the Plan that set forth the specific terms and conditions for Awards under the Plan, and (G) approve the form and terms and conditions of the Option Documents or the Restricted Stock Agreements, as the case may be, between the Company and the Optionee or Participant; all subject, however, to the express provisions of the Plan.  In making such determinations, the Committee may take into account the nature of the Optionee’s or Participant’s services and responsibilities, the Optionee’s or Participant’s present and potential contribution to the Company’s success and such other factors as it may deem relevant.  The interpretation and construction by the Committee of any provision of the Plan or of any Award granted under it shall be final, binding and conclusive on all persons having any interest in the Plan or in any Awards granted hereunder.  All powers of the Committee shall be executed in its sole discretion, in the best interest of the Company, not as a fiduciary, and in keeping with the objectives of the Plan.

(ii)                                  Unless otherwise determined by the Committee, Awards shall be automatically granted, without any further action by the Committee, to each Non-management Director, (A) upon their initial election to the Board of Directors and (B) annually thereafter, on the date of the Company’s Annual Meeting of Shareholders (an “Annual Meeting Date”), in accordance with the following subclauses of this subsection (ii):

(A)                              On each Annual Meeting Date, each Non-management Director shall receive $45,000 in Awards in such form as determined by the Committee, calculated utilizing the “RSU Annualized Value” and/or  “Option Annualized Value” as applicable.  The Award granted pursuant to this subsection A shall be referred to herein as the “Annual Non-management Director Award.”

(B)                                On their initial election to the Board of Directors, each Non-management Director shall receive a pro-rata portion of an Annual Non-management Director Award based on a fraction, the numerator of which is the number of days remaining until the next scheduled Annual Meeting Date and the denominator of which is 365.

(C)                                Any fractional Award otherwise to be issued under this subsection (ii) shall be rounded up to the nearest whole Award.

(D)                               As used in this subsection (ii), the term (1) “RSU Annualized Value” means, as of the date the Award is granted, the average Fair Market Value of a Share during the immediately preceding year and (2) “Option Annualized Value means, as of the date the Award is granted, one-third of the RSU Annualized Value.

(E)                                 All Awards granted under subsection A of this subsection ) shall vest in cumulative installments of one-third on each of the first three anniversaries of the date of grant.

(F)                                 The Committee may, in its discretion, make additional Award grants to Non-management Directors.

(c)                                  Exculpation.  No individual acting with the authority to administer the Plan shall be personally liable for monetary damages as such for any action taken or any failure to take any action in connection with the administration of the Plan or the granting of Awards thereunder unless (i) such individual has breached or failed to perform the duties of his office under Section 511 of the General Association Act of 1988, as amended (relating to standard of care and justifiable reliance), and (ii) the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness; provided, however, that the provisions of this subsection 3(c) shall not apply to the responsibility or liability of a member of the Committee pursuant to any criminal statute or to the liability of a member of the Committee for the payment of taxes pursuant to local, state or federal law.

(e)                                  Indemnification.  Service on the Committee shall constitute service as a member of the Board of Directors of the Company.  Each member of the Committee shall be entitled without further act on his part to indemnity from the Company to the fullest extent provided by applicable law and the Company’s Articles of Incorporation and/or By-laws in connection with or arising out of any action, suit or proceeding with respect to the administration of the Plan or the granting of Awards thereunder in which he or she may be involved by reason of his or her being or having been a member of the Committee, whether or not he or she continues to be such member of the Committee at the time of the action, suit or proceeding.

4.                                       Awards under the Plan.  Awards granted under the Plan may be in the form of a Non-qualified Stock Option, an ISO or Restricted Stock, or a combination thereof, at the discretion of the Committee; provided, however, that ISOs may be granted only to individuals who are employees of the Company or an Affiliate.

5.                                       Eligibility.  All key employees and members of the Board of Directors of the Company or its Affiliates shall be eligible to receive Awards hereunder.  The Committee, in its sole discretion, shall determine whether an individual qualifies as a key employee.

6.                                       Shares Subject to Plan.  The aggregate maximum number of Shares for which Awards may be granted pursuant to the Plan is 6,000,000, adjusted as provided in Section 11 of the Plan.  The Shares to be issued may be from authorized and unissued shares of Common Stock of the Company or previously issued shares of Common Stock of the Company reacquired by the Company.  Awards covering no more than 500,000 Shares may be granted to any individual during any calendar year that the Plan is in effect, except as such number of Shares shall be adjusted in accordance with the provisions of Section 11 of the Plan.  A participant may not accrue dividend equivalents during any calendar year in excess of $250,000.  If an Option terminates or expires without having been fully exercised for any reason, or if any Shares with respect to an award of Restricted Stock shall be forfeited for any reason, the Shares subject thereto may again be the subject of an Award granted pursuant to the Plan.

7.                                       Term of the Plan.  The Plan has been amended and restated effective as of June 24, 2009.  No Award may be granted under the Plan after December 31, 2014.

8.                                       Option Documents and Terms.  Each Option granted under the Plan shall be a Non-qualified Stock Option unless the Option shall be specifically designated at the time of grant to be an ISO for federal income tax purposes.  Options granted pursuant to the Plan shall be evidenced by the Option Documents in such form as the Committee shall from time to time approve, which Option Documents shall comply with and be subject to the following terms and conditions and such other terms and conditions as the Committee shall from time to time require which are not inconsistent with the terms of the Plan.

(a)                                  Number of Option Shares.  Each Option Document shall state the number of Shares to which it pertains.  An Optionee may receive more than one Option, which may include both Options which are intended to be ISOs and Options that are not intended to be ISOs, but only on the terms and subject to the conditions and restrictions of the Plan.

(b)                                 Option Price.  Each Option Document shall state the Option Price, which, for all Options, shall be at least 100% of the Fair Market Value of the Shares on the date the Option is granted as determined by the Committee; provided, however, that if an ISO is granted to an Optionee who then owns, directly or by attribution under Section 424(d) of the Code, shares possessing more than 10% of the total combined voting power of all classes of stock of the Company or an Affiliate, then the Option Price shall be at least 110% of the Fair Market Value of the Shares on the date the Option is granted.  If the Shares are traded in a public market, then the Fair Market Value per share shall be, if the Shares are listed on a national securities exchange, the mean between the highest and lowest quoted selling prices thereof, or, if the Shares are not so listed, the mean between the closing “bid” and “asked” prices thereof, as applicable and as the Committee determines, on the day the Option is granted, as reported in customary financial reporting services.

(c)                                  Exercise.  No Option shall be exercised prior to the receipt by the Company of written notice of such exercise and of payment in full of the Option Price for the Shares to be purchased.  Each such notice shall specify the number of Shares to be purchased and shall (unless the Shares are covered by a then current registration statement or a Notification under Regulation A under the Act) contain the Optionee’s acknowledgment in form and substance satisfactory to the Company that (a) such Shares are being purchased for investment and not for distribution or resale (other than a distribution or resale which, in the opinion of counsel satisfactory to the Company, may be made without violating the registration provisions of the Act), (b) the Optionee has been advised and understands that (i) the Shares have not been registered under the Act and are “restricted securities” within the meaning of Rule 144 under the Act and are subject to restrictions on transfer and (ii) the Company is under no obligation to register the Shares under the Act or to take any action which would make available to the Optionee any exemption from such registration, (c) such Shares may not be transferred without compliance with all applicable federal and state securities laws, and (d) an appropriate legend referring to the foregoing restrictions on transfer and any other restrictions imposed under the Option Documents may be endorsed on the certificates.  Notwithstanding the above, should the Company be advised by counsel that issuance of Shares should be delayed pending (A) registration under federal or state securities laws or (B) the receipt of an opinion that an appropriate exemption therefrom is available, the Company may defer exercise of any Option granted hereunder until either such event in (A) or (B) has occurred.

(d)                                 Medium of Payment.  An Optionee shall pay for Shares subject to an Option (i) in cash, (ii) by certified check payable to the order of the Company, or (iii) by such other mode of payment as the Committee may approve, including payment through a broker in accordance with procedures permitted by Regulation T of the Federal Reserve Board.  Furthermore, the Committee may provide in an Option Document issued to an employee (and shall provide in the case of Option Documents issued to Non-management Directors) that payment may be made all or in part in shares of the Company’s Common Stock held by the Optionee for at least six months, subject to such limitations and prohibitions as the Committee deems appropriate.  If payment is made in whole or in part in shares of the Company’s Common Stock, then such Optionee shall deliver to the Company certificates registered in the name of such Optionee representing such shares of the Company’s Common Stock owned by such Optionee, free of all liens, claims and encumbrances of every kind and having an aggregate Fair Market Value on the date of delivery that is equal to but not greater than the Option Price of the Shares with respect to which such Option is to be exercised, accompanied by stock powers duly endorsed in blank by the Optionee.  The Committee may impose from time to time such limitations and prohibitions on the use of shares of the Company’s Common Stock to exercise an Option as it deems appropriate.

(e)                                  Termination of Options.  No Option shall be exercisable after the first to occur of the following:

(i)                                     Expiration of the Option term specified in the Option Document, which shall not exceed (A) ten years from the date of grant, or (B), with respect to ISOs, five years from the date of grant if the Optionee on the date of grant owns, directly or by attribution under Section 424(d) of the Code, shares possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of an Affiliate;

(ii)                                  Expiration of sixty (60) days (or such other period determined by the Committee) from the date the Optionee’s employment or service with the Company or its Affiliates terminates for any reason other than Disability, death or as specified in subsection 8(e)(iv), (v) or (vi) or Section 11, below;

(iii)                               Expiration of one hundred and eighty (180) days (or such other period determined by the Committee) from the date the Optionee’s employment or service with the Company or its Affiliates terminates due to the Optionee’s Disability or death;

(iv)                              The date that the employment of an Optionee who is an employee terminates for cause, as determined by the Committee;

(v)                                 Immediately upon the occurrence of an act or omission by an Optionee who is an employee which constitutes either (i) the willful breach of his employment agreement with the Company or an Affiliate, or his engagement in any sort of disloyalty to the Company or an Affiliate, including, without limitation, fraud, embezzlement, theft, commission of a felony or dishonesty in the course of his employment; or (ii) the disclosure or misuse by Optionee of trade secrets or confidential information of the Company or an Affiliate.  The employment of such Optionee shall be deemed to have terminated for cause as of the date of such act or omission, and any Option granted by the Company to said Optionee and held by such Optionee shall, without the requirement of any notice, terminate as of the date of such act or omission, so long as within 90 days after the Company has obtained sufficient information as to such act or omission, including investigatory confirmation in proper circumstances, to make evaluation by the Committee appropriate, there has been a finding by the Committee, after full consideration of the facts, that there has been an act or omission by the Optionee the nature of which is as set forth in clauses (i) or (ii) above.  In addition to such immediate termination of Options, the Optionee shall forfeit all Shares for any exercised portion of the Option for which the Company has not yet delivered the share certificates to the Optionee, upon refund by the Company of any option price paid by the Optionee.

(vi)                              Immediately, without the requirement of any notice, upon the occurrence of an act by an Optionee who is a Non-management Director which act is, with respect to the Company or an Affiliate, a fraud, intentional misrepresentation, embezzlement, misappropriation or conversion of the Company’s or an Affiliate’s assets or opportunities.

(f)                                    Transfers.  Generally, an Option granted under the Plan shall not be transferable, except by will or by the laws of descent and distribution, and may be exercised, during the lifetime of an Optionee, only by the Optionee or, in the event of his or her incompetence, by the Optionee’s legal representative; provided, however, that the Committee may, in its sole discretion, at the time of grant or at any time thereafter, allow for the transfer of Options that are not ISOs to other persons or entities, subject to such conditions or limitations as the Committee may establish.  No Option granted under the Plan shall be subject to execution, attachment or other process.

(g)                                 Other Provisions.  The Option Documents may contain such other provisions including, without limitation, provisions authorizing the Committee to accelerate the exercisability of all or any portion of an Option granted pursuant to the Plan, additional restrictions upon the exercise of the Option or additional limitations upon the term of the Option, as the Committee shall deem advisable.

(h)                                 Amendment.  The Committee shall have the right to amend Option Documents issued to an Optionee subject to his consent, except as limited by Section 13 of the Plan, and except that the consent of the Optionee shall not be required for any amendment made under Section 11 of the Plan.

9.                                       Restricted Stock Agreements and Terms.  Restricted Stock granted pursuant to the Plan shall be evidenced by a Restricted Stock Agreement in such form as the Committee shall from time to time approve, which Restricted Stock Agreement shall comply with and be subject to the following terms and conditions and such other terms and conditions which the Committee shall from time to time require which are not inconsistent with the terms of the Plan.

(a)                                  Issuance of Shares.  Upon an award of Restricted Stock to a Participant and receipt by the Company of a fully executed Restricted Stock Agreement, accompanied by such additional documentation as specified therein, the stock certificate representing the Restricted Stock granted as Shares shall be issued, transferred to and registered in the name of the Participant with such legend thereon as the Committee shall deem appropriate, and Restricted Stock granted as phantom units shall be recorded to a bookkeeping account for the benefit of the Participant.  Such stock certificate shall be held by the Company until the Restricted Stock Vests (or the phantom units are redeemed to Shares, in the case of Restricted Stock granted as phantom units) or is forfeited.  The Company shall not be obligated to deliver any stock certificates until such Shares have been listed (or authorized for listing upon official notice of issuance) upon each stock exchange upon which outstanding Shares of such class at the time of the Award are listed nor until there has been compliance with such laws or regulations as the Company may deem applicable, including without limitation registration or qualification of such Shares under any federal or state law.

(b)                                 Dividends and Voting Rights.  Unless the Committee determines otherwise, during the period from the date the Restricted Stock is awarded to the date the Restricted Period expires, the Participant will be entitled to all rights of a stockholder of the Company, including the right to vote the Shares and receive dividends and other distributions declared on such Shares from time to time, as distributed.  Notwithstanding the foregoing, with respect to Restricted Stock granted as phantom units, the Participant shall not have any rights as a stockholder of the Company until such units are redeemed as Shares, but, subject to the determination of the Committee, may receive dividend equivalents on such units as if they were Shares and the equivalent of other distributions declared on the Shares from time to time.  With respect to any dividends or distributions on performance-based restricted stock (or equivalents of such in connection with phantom units), such dividends and distributions will be subject to the same vesting and forfeiture provisions applicable to the award of restricted stock (or phantom units).  Dividends and equivalents may be paid out in cash or Pep Boys Stock, at the Committee’s election.

(c)                                  Restricted Period and Vesting Schedule.  The Committee shall have the plenary authority and absolute discretion to determine the Restricted Period for the Restricted Stock granted to a Participant and the times at which the Shares subject to such Restricted Stock shall Vest, which may be different for each award of Restricted Stock, or become redeemed as Shares if granted as phantom units, provided, however that no Shares shall Vest prior to one year from the date of grant of the Restricted Stock.  Vesting may be time-based and/or tied to the achievement of certain performance goals, including those performance goals listed in Section 10 of the Plan.  Notwithstanding the foregoing, only whole Shares shall Vest and become redeemed if granted as phantom units.  In the event that a Participant shall become entitled to a fractional Share, such fractional Share shall not Vest (or be redeemed) unless and until the Participant becomes entitled to such number of fractional Shares as shall be equal in sum to a whole Share.

(d)                                 Forfeiture of Shares.

(i)                                     Except as otherwise provided by the Committee, in the event the Participant’s employment or service with the Company terminates for any reason other than Disability or death, or as specified in Section 10 of the Plan, any Shares subject to the Participant’s Restricted Stock which has not Vested shall be automatically forfeited by the Participant.  Shares which are forfeited may be canceled by the Company without any action by the Participant.

(ii)                                  Except as otherwise provided by the Committee, in the event the Participant’s employment or service with the Company terminates due to the Participant’s Disability or death, any of the Participant’s Restricted Stock which has not Vested shall, if such termination occurs more than one year after the date of the award of such Restricted Stock, vest in the prorated amount equal to the ratio of (A) the number of whole years between the date of the Award and the date of such termination to (B) the total Restricted Period to which the Award is subject, and the balance of the Restricted Stock shall be forfeited.  If such termination occurs less than one year after the date of grant of the Award, the Participant’s Restricted Stock shall be automatically forfeited by the Participant and may be canceled by the Company without any action by the Participant.

(e)                                  Transfers.  During the Restricted Period, no Restricted Stock awarded under the Plan or any interest therein may be transferred, except by will or by the laws of descent and distribution.  During the lifetime of the person to whom Restricted Stock is granted, the rights of such Restricted Stock may be exercised only by him or, in the event of his incompetence, by his legal representative.  Upon the death of a Participant, the person to whom the rights shall have passed by will or the laws of descent and distribution shall become entitled to the Restricted Stock only in accordance with the provisions of subsection (d) above.

(f)                                    Deferrals.  The Committee may permit or require a Participant to defer receipt of the payment of cash or the delivery of Shares that would otherwise be due to the Participant in connection with any Restricted Stock grant as phantom units.  The Committee shall establish rules and procedures for any such deferrals, consistent with applicable requirements of Section 409A of the Code.

(g)                                 Other Provisions.  The Restricted Stock Agreements shall contain such other provisions as the Committee shall deem advisable.

(h)                                 Amendment.  The Committee shall have the right to amend the Restricted Stock Agreements issued to a Participant subject to his consent, except that the consent of the Participant shall not be required for any amendment made under Section 11 of the Plan.

10.                                 Qualified Performance-Based Compensation.

(a)                                  Designation as Qualified Performance-Based Compensation.  The Committee may determine that Restricted Stock (including dividend equivalents granted with respect to phantom units) granted to a Participant shall be considered “qualified performance-based compensation” under Section 162(m) of the Code, in which case the provisions of this Section 10 shall apply.

(b)                                 Performance Goals.   When grants of Restricted Stock (including dividend equivalents granted with respect to phantom units) are made under this Section 10, the Committee shall establish in writing (i) the objective performance goals that must be met, (ii) the period during which performance will be measured, (iii) the maximum amounts that may be paid if the performance goals are met, and (iv) any other conditions that the Committee deems appropriate and consistent with the requirements of Section 162(m) of the Code for “qualified performance-based compensation.”  The performance goals shall satisfy the requirements for “qualified performance-based compensation,” including the requirement that the achievement of the goals be substantially uncertain at the time they are established and that the performance goals be established in such a way that a third party with knowledge of the relevant facts could determine whether and to what extent the performance goals have been met.  The Committee shall not have discretion to increase the amount of compensation that is payable, but may reduce the amount of compensation that is payable, pursuant to the Restricted Stock (including dividend equivalents granted with respect to phantom units) grants identified by the Committee as “qualified performance-based compensation”.  With respect to any dividends or distributions on performance-based Restricted Stock, such dividends and distributions will be subject to the same vesting and forfeiture provisions applicable to the award of Restricted Stock.

(c)                                  Criteria Used for Objective Performance Goals.  The Committee shall use objectively determinable performance goals based on one or more of the following criteria: (i) return on total stockholder equity; (ii) earnings per Share; (iii) net income (before or after taxes); (iv) earnings before interest, taxes, depreciation and amortization; (v) sales or revenue targets; (vi) return on assets, capital or investment; (vii) cash flow; (viii) market share; (ix) cost reduction goals; (x) budget comparisons; (xi) implementation or completion of projects or processes strategic or critical to our business operation; (xii) measures of customer satisfaction; and/or (xiii) any combination of, or a specified increase in, any of the foregoing.  The performance goals established by the Committee may be based upon the attainment of specified levels of the Company’s performance under one or more of the measures described above and may also be based on the performance of one of Company’s business units or divisions or any subsidiary of the Company, or measured comparing the performance of any of the foregoing with other companies based on one or more of the measures described above, or any combination of the foregoing.  The Committee will determine the objective business criteria upon which the performance goals are based and the weight to be accorded such goals.  The performance goals need not be uniform among Participants.

(d)                                 Timing of Establishment of Goals.  The Committee shall establish the performance goals in writing either before the beginning of the performance period or during the period ending no later than the earlier of (i) 90 days after the beginning of the performance period or (ii) the date on which 25% of the performance period has been completed, or such other dates as may be required or permitted under applicable regulations under Section 162(m) of the Code.

(e)                                  Certification of Results.  The Committee shall certify the performance results for the performance period specified in the Restricted Stock Agreement after the performance period ends.  The Committee shall determine the amount, if any, to be paid pursuant to each grant of Restricted Stock (including dividend equivalents granted with respect to phantom units) based on the achievement of the performance goals and the satisfaction of all other terms of the Restricted Stock Agreement.

(f)                                    Death, Disability or Other Circumstances  The Committee may provide in the Restricted Stock Agreement that Restricted Stock (including dividend equivalents granted with respect to phantom units) granted under this Section 10 shall be payable, in whole or in part, in the event of the Participant’s death or disability, Change of Control or under other circumstances consistent with the Treasury regulations and rulings under Section 162(m) of the Code.

11.                                 Change of Control.

(a)                                  For purposes of this Section, a “Change of Control” shall be deemed to have taken place if:

(i)                                     individuals who, on the date hereof, constitute the Board of Directors (the “Incumbent Directors”) cease for any reason to constitute at least a majority of the Board of Directors, provided that any person becoming a director subsequent to the date hereof, whose election or nomination for election was approved by a vote of at least two-thirds of the Incumbent Directors then on the Board of Directors (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without written objection to such nomination) shall be an Incumbent Director; provided, however, that no individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest with respect to directors or as a result of any other actual or threatened solicitation of proxies or consents by or on behalf of any person other than the Board of Directors shall be deemed to be an Incumbent Director;

(ii)                                  any “Person” (as such term is defined in Section 3(a)(9) of the Securities Exchange Act of 1934 (the “Exchange Act”) and as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act) is or becomes a “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company’s then outstanding securities eligible to vote for the election of the Board of Directors (the “Voting Securities”); provided, however, that the event described in this paragraph (b) shall not be deemed to be a Change of Control by virtue of any of the following acquisitions: (i) by the Company or any subsidiary of the Company in which the Company owns more than 50% of the combined voting power of such entity (a “Subsidiary”), (ii) by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Subsidiary, (iii) by any underwriter temporarily holding the Company’s Voting Securities pursuant to an offering of such Voting Securities, or (iv) pursuant to a Non-Qualifying Transaction (as defined in paragraph (c));

(iii)                               a merger, consolidation, statutory share exchange or similar form of corporate transaction is consummated involving the Company or any of its Subsidiaries that requires the approval of the Company’s stockholders, whether for such transaction or the issuance of securities in the transaction (a “Business Combination”), unless immediately following such Business Combination:  (i) more than 50% of the total voting power of (A) the corporation resulting from such Business Combination (the “Surviving Corporation”), or (B) if applicable, the ultimate parent corporation that directly or indirectly has beneficial ownership of 100% of the voting securities eligible to elect directors of the Surviving Corporation (the “Parent Corporation”), is represented by the Company’s Voting Securities that were outstanding immediately prior to such Business Combination (or, if applicable, is represented by shares into which the Company’s Voting Securities were converted pursuant to such Business Combination), and such voting power among the holders thereof is in substantially the same proportion as the voting power of the Company’s Voting Securities among the holders thereof immediately prior to the Business Combination, (ii) no person (other than any employee benefit plan (or related trust) sponsored or maintained by the Surviving Corporation or the Parent Corporation), is or becomes the beneficial owner, directly or indirectly, of 20% or more of the total voting power of the outstanding voting securities eligible to elect directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) and (iii) at least a majority of the members of the board of directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) following the consummation of the Business Combination were Incumbent Directors at the time of the Board of Directors’ approval of the execution of the initial agreement providing for such Business Combination (any Business Combination which satisfies all of the criteria specified in (i), (ii) and (iii) above shall be deemed to be a “Non-Qualifying Transaction”);

(iv)                              a sale of all or substantially all of the Company’s assets is consummated;

(v)                                 the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company; or

(vi)                              there occur such other events as the Board of Directors may designate.

Notwithstanding the foregoing, a Change of Control of the Company shall not be deemed to occur solely because any person acquires beneficial ownership of more than 20% of the Company’s Voting Securities as a result of the acquisition of the Company’s Voting Securities by the Company which reduces the number of the Company’s Voting Securities outstanding; provided, that if after such acquisition by the Company such person becomes the beneficial owner of additional Company Voting Securities that increases the percentage of outstanding Company Voting Securities beneficially owned by such person, a Change of Control of the Company shall then occur.  Notwithstanding the foregoing, the Committee may provide for a different definition of a “Change of Control” if the Award is subject to the requirements of Section 409A of the Code and the Award will become payable on a Change of Control.

(b)                                 Consequences of a Change of Control.  Upon the occurrence of a Change of Control, unless the Committee determines otherwise, any Option granted hereunder shall immediately become exercisable in full and all restrictions related to any Restricted Stock shall lapse.  In addition, in the event of a Change of Control, the Committee may take any one or more of the following actions with respect to any or all outstanding Awards, without the consent of any Optionee or Participant: (i) the Committee may require that Optionees surrender their outstanding Options in exchange for one or more payments by the Company, in cash or Shares as determined by the Committee, in an amount equal to the amount, if any, by which the then Fair Market Value of the Shares subject to the Optionee’s unexercised Options exceeds the Option Price, and on such terms as the Committee determines, (ii) after giving Optionees an opportunity to exercise their outstanding Options, the Committee may terminate any or all unexercised Options at such time as the Committee deems appropriate, (iii) with respect to Participants holding Restricted Stock that consists of phantom units, the Committee may determine that such Participants shall receive one or more payments in settlement of such grants of Restricted Stock, in such amount and form and on such terms as may be determined by the Committee, subject to the requirements of Section 409A of the Code, to the extent applicable, or (iv) determine that all outstanding Options that are not exercised shall be assumed by, or replaced with comparable options by the surviving corporation (or a parent or subsidiary of the surviving corporation), and grants of Restricted Stock that remain in effect after the Change of Control shall be converted to similar grants of the surviving corporation (or a parent or subsidiary of the surviving corporation).  Such acceleration, surrender, termination, settlement or conversion shall take place as of the date of the Change of Control or such other date as the Committee may specify.

12.                                 Adjustments on Changes in Capitalization.  If there is any change in the number or kind of Shares outstanding (i) by reason of a stock dividend, stock split, spin-off, recapitalization or combination or exchange of shares, (ii) by reason of a merger, reorganization or consolidation, (iii) by reason of a reclassification or change in par value, or (iv) by reason of any other extraordinary or unusual event affecting the outstanding Shares as a class without the Company’s receipt of consideration, or if the value of outstanding Shares is substantially reduced as a result of a spin-off or the Company’s payment of an extraordinary dividend or distribution, the aggregate number of Shares as to which Awards may be granted hereunder, the maximum number of Shares for which Awards may be granted to any individual during any calendar year, the kind and number of Shares covered by each outstanding Award and the Option Price, in the case of grants of Options, shall be equitably adjusted by the Committee, in such manner as the Committee deems appropriate, to reflect any increase or decrease in the number of, or change in the kind or value of, the issued Shares to preclude, to the extent practicable, the enlargement or dilution of rights and benefits under the Plan and such outstanding Awards; provided, however, that any fractional Shares resulting from such adjustment shall be eliminated.  In addition, in the event of a Change of Control the provisions of Section 11 shall apply.  Any adjustments to outstanding Awards shall be consistent with Section 409A or 422 of the Code, to the extent applicable.  Any adjustments determined by the Committee shall be final, binding and conclusive.

13.                                 Amendment of the Plan.  The Board of Directors may amend the Plan from time to time in such manner as it may deem advisable.  Nevertheless, the Board of Directors may not, without obtaining approval by vote of a majority of the votes cast at a duly called meeting of the shareholders at which a quorum representing a majority of all outstanding voting stock of the Company is, either in person or by proxy, present and voting on the matter, within twelve months before or after such action, change the class of individuals eligible to receive an ISO, extend the expiration date for the grant of ISOs under the Plan, decrease the minimum Option Price of an ISO granted under the Plan or increase the maximum number of Shares as to which Options may be granted or the maximum number which may be granted to any individual in any calendar year.  No amendment to the Plan shall adversely affect any outstanding Option, however, without the consent of the Optionee.  The material terms of the performance goals must be reapproved by the Company’s shareholders no later than the first shareholders meeting that occurs in the fifth year following the year in which the shareholders previously approved the provisions of Section 10, if additional grants of Restricted Stock are to be made under Section 10 and if required by Section 162(m) of the Code or the regulations thereunder.

14.                                 No Continued Employment.  The grant of an Award pursuant to the Plan shall not be construed to imply or to constitute evidence of any agreement, express or implied, on the part of the Company or any Affiliate to retain the Optionee or Participant in the employ of the Company or an Affiliate and/or as a member of the Company’s Board of Directors or in any other capacity.

15.                                 Withholding of Taxes.  Whenever the Company proposes or is required to deliver or transfer Shares in connection with the exercise of an Option or in connection with the Vesting of Restricted Stock, the Company shall have the right to (a) require the recipient to remit or otherwise make available to the Company an amount sufficient to satisfy any federal, state and/or local withholding tax requirements prior to the delivery or transfer of any certificate or certificates for such Shares or (b) take whatever action it deems necessary to protect its interests with respect to tax liabilities, including without limitation allowing the Optionee or Participant to surrender, or have the Company retain from Shares which are otherwise issuable or deliverable in connection with an Award a number of Shares which have a Fair Market Value equal to such tax liability.  The Company’s obligation to make any delivery or transfer of Shares shall be conditioned on the Optionee’s or Participant’s compliance, to the Company’s satisfaction, with any withholding requirement.

16.                                 Interpretation.  The Plan is intended to enable transactions under the Plan with respect to directors and officers (within the meaning of Section 16(a) under the Securities Exchange Act of 1934, as amended) to satisfy the conditions of Rule 16b-3; to the extent that any provision of the Plan, or any provisions of any Option or Restricted Stock granted pursuant to the Plan, would cause a conflict with such conditions or would cause the administration of the Plan as provided in Section 3 to fail to satisfy the conditions of Rule 16b-3, such provision shall be deemed null and void to the extent permitted by applicable law.  Subject to the foregoing, the Committee’s determinations under the Plan need not be uniform and may be made by it selectively among persons who receive, or are eligible to receive, Awards under the Plan.

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date THE PEP BOYS - MANNY, MOE & JACK M24055-P94362-Z52358 For Against Abstain THE PEP BOYS - MANNY, MOE & JACK 3111 WEST ALLEGHENY AVENUE PHILADELPHIA, PA 19132 ATTN: BRIAN ZUCKERMAN For Against Abstain 1b. John T. Sweetwood 4. A shareholder proposal regarding the vote required to amend our bylaws, if presented by its proponent. 2. The ratification of the appointment of our independent registered public accounting firm. 3. The approval of the amendment and restatement of our 2009 Stock Incentive Plan to allow grants of performance-based awards to be deductible under Section 162(m) of the Internal Revenue Code. 1a. Jane Scaccetti 1. The election of the full Board of Directors for a one-year term Nominees: VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. NOTE: Such other business as may properly come before the meeting or any adjournment thereof. The Board of Directors recommends a vote “FOR” all directors nominees listed below, “FOR” proposals 2 and 3 , and “AGAINST” proposal 4: 1d. Robert H. Hotz 1c. M. Shân Atkins 1f. Nick White 1e. James A. Mitarotonda 1h. Irvin D. Reid 1g. James A. Williams 1j. Max L. Lukens 1i. Michael R. Odell Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

THE PEP BOYS - MANNY, MOE & JACK Annual Meeting of Shareholders June 17, 2010 9:00 a.m. This proxy is solicited by the Board of Directors The undersigned hereby appoint(s) Raymond L. Arthur, Brian D. Zuckerman, and each of them, attorney, agent and proxy of the undersigned, with full power of substitution, to vote all shares of common stock of The Pep Boys-Manny, Moe & Jack that the undersigned would be entitled to vote if personally present at the 2010 Annual Meeting of Shareholders, and at any postponement or adjournment thereof. THIS PROXY WILL BE VOTED AS SPECIFIED BY THE UNDERSIGNED. IF NO CHOICE IS SPECIFIED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES FOR DIRECTOR LISTED ON THE REVERSE SIDE, FOR PROPOSAL NUMBER 2, FOR PROPOSAL NUMBER 3, AGAINST PROPOSAL NUMBER 4 AND ACCORDING TO THE DISCRETION OF THE PROXY HOLDERS ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING OF ANY POSTPONEMENT OR ADJOURNMENT THEREOF. Continued and to be signed on reverse side Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Combined Document is available at www.proxyvote.com. M24056-P94362-Z52358

M24061-P94362 You are receiving this communication because you hold shares in the above named company. This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at www.proxyvote.com or easily request a paper copy (see reverse side). We encourage you to access and review all of the important information contained in the proxy materials before voting. THE PEP BOYS - MANNY, MOE & JACK *** Exercise Your Right to Vote *** Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on June 17, 2010. THE PEP BOYS - MANNY, MOE & JACK 3111 WEST ALLEGHENY AVENUE PHILADELPHIA, PA 19132 ATTN: BRIAN ZUCKERMAN Meeting Information Meeting Type: Annual For holders as of: April 9, 2010 Date: June 17, 2010 Time: 9:00 a.m., EDT Location: Hilton Philadelphia City Avenue 4200 City Avenue Philadelphia, PA 19132 See the reverse side of this notice to obtain proxy materials and voting instructions.

M24062-P94362 How To Vote Please Choose One of the Following Voting Methods Vote By Internet: To vote now by Internet, go to www.proxyvote.com. Have the information that is printed in the box marked by the arrow available and follow the instructions. Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a proxy card. Vote In Person: You may vote the shares at the meeting if you or your authorized proxy attends the meeting. Even if you plan on attending the meeting, we encourage you to vote the shares by proxy by using the Internet or by mail. Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. Please make the request as instructed above on or before June 3, 2010 to facilitate timely delivery. How to View Online: Have the information that is printed in the box marked by the arrow (located on the following page) and visit: www.proxyvote.com. How to Request and Receive a PAPER or E-MAIL Copy: In order to save costs and eliminate paper waste, we encourage you to review these documents online. However, if you want to receive a paper or e-mail copy of these documents, you may request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request: 1) BY INTERNET: www.proxyvote.com 2) BY TELEPHONE: 1-800-579-1639 3) BY E-MAIL*: sendmaterial@proxyvote.com * If requesting materials by e-mail, please send a blank e-mail with the information that is printed in the box marked by the arrow (located on the following page) in the subject line. 1234 5678 9012. Before You Vote How to Access the Proxy Materials COMBINED DOCUMENT Proxy Materials Available to VIEW or RECEIVE: 1234 5678 9012 1234 5678 9012

Voting Items M24063-P94362 The Board of Directors recommends a vote “FOR” all director nominees listed below, “FOR” proposals 2 and 3, and “AGAINST” proposal 4. 1b. John T. Sweetwood 4. A shareholder proposal regarding the vote required to amend our bylaws, if presented by its proponent. 2. The ratification of the appointment of our independent registered public accounting firm. 3. The approval of the amendment and restatement of our 2009 Stock Incentive Plan to allow grants of performance-based awards to be deductible under Section 162(m) of the Internal Revenue Code. 1a. Jane Scaccetti 1. The election of the full Board of Directors for a one-year term Nominees: NOTE: Such other business as may properly come before the meeting or any adjournment thereof. 1d. Robert H. Hotz 1c. M. Shân Atkins 1f. Nick White 1e. James A. Mitarotonda 1h. Irvin D. Reid 1g. James A. Williams 1j. Max L. Lukens 1i. Michael R. Odell

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